EXHIBIT 10.20






                               715864 ALBERTA LTD.

                                  (as Landlord)




                                     - and -


                           SAVILLE SYSTEMS CANADA LTD.


                                   (as Tenant)



                                     - and -



                               SAVILLE SYSTEM PLC


                                (as Indemnifier)

                                      INDEX



ARTICLE               CAPTION                                 PAGE NO.

1.                    DEFINITIONS

 1.00  (a)            Additional Rent                               1
 1.00  (b)            Business Hours                                1
 1.00  (c)            Business Transfer Tax                         1
 1.00  (d)            Common Areas                                  1
 1.00  (e)            Development                                   2
 1.00  (f)            Fiscal Year                                   2
 1.00  (g)            Hazardous and Dangerous Substances            2
 1.00  (h)            Land                                          2
 1.00  (i)            Landlord                                      2
 1.00  (j)            Landlord's Architect                          2
 1.00  (k)            Lease                                         2
 1.00  (l)            Leased Premises                               3
 1.00  (m)            Lease Year                                    3
 1.00  (n)            Minimum Rent                                  3
 1.00  (o)            Operating Costs                               3
 1.00  (p)            Proportionate Share                           4
 1.00  (q)            Rent                                          4
 1.00  (r)            Rentable Area                                 4
 1.00  (s)            Stipulated Rate of Interest                   4
 1.00  (t)            Taxes                                         4
 1.00  (u)            Term                                          4
 1.00  (v)            Useable Area                                  4


2.                    DEMISE                                        4

3.                    HABENDUM

 3.00                 Term                                          5
 3.01                 Holding Over                                  5

4.                    RENT

 4.00                 Minimum Rent                                  5
 4.01                 Additional Rent                               6
 4.02                 Payment of Additional Rent                    6
 4.03                 Accrual of Rent                               6
 4.04                 Place of Rent Payment                         6
 4.05                 Net Lease                                     7
 4.06                 Security Deposit                              7
 4.07                 Delay in Occupancy                            7

5.                    GENERAL COVENANTS

 5.00                 Landlord's General Covenants                  7
 5.01                 Tenant's General Covenants                    8


6.                    DEVELOPMENT SERVICES, COMMON AREA UTILITIES
                      AND EXPENSE

 6.00                 Heating, Ventilating and Air-Conditioning     8
 6.01                 Common Areas                                  8
 6.02                 Caretaking                                    9
 6.03                 Electricity, Replacement of Lamps
                      Utilities and Services                        9


7.                    USE AND OCCUPANCY OF LEASED PREMISES

 7.00                 Use of Leased Premises                        9
 7.01                 Occupancy of Leased Premises                  9
 7.02                 Nuisance                                      9
 7.03                 Compliance with Laws                         10
 7.04                 Improvements, Alterations, Fixtures          10
 7.05                 Insurance                                    11
 7.06                 Rules and Regulations                        13
 7.07                 Signs                                        14
 7.08                 Heavy Objects                                14
 7.09                 Hazardous and Dangerous Substances           14
 7.10                 No Defacing                                  14
 7.11                 Additional Services                          14

8.                    REPAIRS

 8.00                 Tenant's Repairs                             15
 8.01                 Maintenance by Tenant                        15
 8.02                 Repair Where Tenant is at Fault              16
 8.03                 Repair on Termination                        16
 8.04                 Notice of Accident, Defects, etc.            16
 8.05                 Renovation                                   16
 8.06                 Total or Partial Destruction of
                      Leased Premises                              17

9.                    TAXES

 9.00                 Tenant's Taxes                               17
 9.01                 Payment of Taxes by Tenant                   17
 9.02                 Increases in Taxes                           18
 9.03                 Payment of Taxes by Landlord                 18
 9.04                 Payment of Business Transfer Tax             18
 9.05                 Changes in Taxes                             18

10.                   LICENSES, ASSIGNMENTS AND SUBLETTINGS

 10.00                Licenses, Etc.                               18
 10.01                Consent Required                             18
 10.02                Conditions of Consent                        19
 10.03                Landlord's Option                            19
 10.04                Share Transfer                               19

11.                   DEVELOPMENT TITLE

 11.00                Subordination                                20
 11.01                Tenant Acknowledgements                      20
 11.02                Mechanics' and Other Liens                   20
 11.03                No Registration                              20

12.                   LIABILITIES

 12.00                Excuse for Non-Performance by
                      Landlord or Tenant                           21
 12.01                Claims for Compensation                      21
 12.02                Theft                                        21
 12.03                Premises Not Available                       22
 12.04                Condemnation and Expropriation               22

13.                   ACCESS

 13.00                Access by Landlord                           22
 13.01                Exhibit Leased Premises                      22


14.                   TENANT'S DEFAULT

 14.00                Re-Entry                                     22
 14.01                Bankruptcy, Etc.                             22
 14.02                Premises Vacated or Improperly Used          23
 14.03                Distress                                     23
 14.04                Rental Arrears                               23
 14.05                Landlord's Right to Perform                  23
 14.06                Alternative Remedies                         23
 14.07                Waiver                                       23
 14.08                Costs                                        24

15.                   INDEMNIFIER                                  24

16.                   GENERAL PROVISIONS

 16.00                Lease Entire Agreement                       25
 16.01                Modification to the Agreement                25
 16.02                Laws of Alberta to Govern                    25
 16.03                No Partnership                               25
 16.04                Notices                                      26
 16.05                Captions                                     26
 16.06                Time of the Essence                          26
 16.07                Managing Agent                               26
 16.08                Brokerage                                    26
 16.09                Interpretation, Landlord and Tenant          26
 16.10                Right to Relocate                            27
 16.11                Change and Addition to the Development       27
 16.12                Energy Conservation                          27
 16.13                Additional Terms and Conditions              27


17.                   SCHEDULES


 "A"                  FLOOR PLAN SHOWING LEASED PREMISES

 "B"                  ADDITIONAL TERMS AND CONDITIONS

 "C"                  RULES AND REGULATIONS

 "D"                  LEGAL DESCRIPTION

 "E"                  OFFER TO LEASE

THIS INDENTURE made:


BETWEEN:


                               715864 ALBERTA LTD.
                       (hereinafter called the "Landlord")

                                OF THE FIRST PART


                                     - and -


                           SAVILLE SYSTEMS CANADA LTD.

                        (hereinafter called the "Tenant")

                               OF THE SECOND PART


                                     - and -


                               SAVILLE SYSTEMS PLC

                     (hereinafter called the ("Indemnifier")

                                OF THE THIRD PART





WITNESSETH THAT:

          WHEREAS the Landlord has agreed to lease to the Tenant and the Tenant has agreed to lease from the Landlord the hereinafter described "Leased Premises" forming part of a development (the "Development") municipally known as 6020 - 104 Street, in the City of Edmonton, in the Province of Alberta. The legal description of the Development is annexed hereto as Schedule "D".

          In consideration of the rents, covenants and agreements hereinafter contained and by the parties to be respectively paid, observed and performed, the parties hereby agree as follows:


                              ARTICLE I DEFINITIONS

1.00              Definitions

                  In this Lease:

         (a) "Additional Rent" shall mean the sums of money payable to the Landlord as specified in Section 4.01 infra, as well as any other sums, amounts, costs or charges as are required to be paid by the Tenant under any provision of this Lease, save for Minimum Rent and New Minimum Rent;

         (b)      Deleted

         (c) "Business Transfer Tax" shall mean all services, business transfer, transaction value, ad valorem, sales or other taxes by whatever name, imposed by and payable to the federal, provincial or municipal authority, if any, and assessed upon or as a direct result of the payment of the Minimum Rent and Additional Rent hereunder as often as such taxes become due and whether or not such taxes are applicable on the date the execution of this Lease or become applicable thereafter;

         (d) "Common Areas" shall mean those areas, facilities, utilities, improvements, equipment and installations in or adjacent to the Development which serve or are for the benefit of the Development and which from time to time, are not designated or intended by the Landlord to be leased to tenants of the Development and shall include without limitation, all areas, facilities, utilities, improvements, equipment and installations provided or designated (and which may be changed from time to time) by the Landlord for the use or benefit of the tenants, their employees, customers and other invitees in common with others entitled to the use or benefit thereof in the manner and for the purposes permitted by this Lease, but excluding all areas used in the computation of the Useable Area of the Development;

                  Without limiting the generality of the foregoing, the Common Areas include any of the following from time to time provided by the Landlord: the roof, exterior weather walls, exterior and interior structural elements and bearing walls in the buildings and improvements comprising the Development; truck courts; driveways; truck-ways; delivery passages; package pick-up stations; loading docks and related areas; pedestrian side-walks; landscaped and planted areas; all open and enclosed malls, courts and arcades; public seating and service areas; corridors; bus kiosks, if any, roadways and stops, equipment, furniture, furnishings and fixtures; stairways, ramps, elevators and other transportation equipment and systems; tenant common and public washrooms, electrical, telephone, meter, valve, mechanical, mail, storage, service and janitor rooms and galleries; music, fire prevention, security and communications systems; general signs; columns; pipes; electrical, plumbing, drainage, underground parking lot, pedway, mechanical and all other installations or services located therein or related thereto as well as the structures housing same that are not for the exclusive use of a tenant;


         (e) "Development" shall mean floors main through 3 of the development plus all Common Areas, located on the Land on Schedule "D" and such additions, deletions, alterations, and improvements as may be made thereto from time to time by and with the discretion of the Landlord;

         (f) "Fiscal Year" means a period of twelve (12) calendar months, commencing January 1st annually unless otherwise changed by the Landlord;


         (g) "Hazardous and Dangerous Substances" shall include and mean any contaminant, pollutant, dangerous substance, toxic substance, hazardous waste, flammable explosive, radioactive material, urea formaldehyde foam insulation, asbestos, P.C.B. and any other substances or materials declared or defined to be hazardous or toxic contaminants in/or pursuant to any applicable Federal, Provincial or municipal statute or by-law.

         (h) "Land" shall mean the lands in the City of Edmonton described in Schedule "D" together with any other land or interest in land and any easement which may be designated from time to time by the Landlord for use as an expansion of the Development pursuant to Section 16.11 infra;

         (i) "Landlord" shall include the Landlord, its successors and assigns and those in law for whom it is responsible;


         (j) "Landlord's Architect" shall mean that architect or engineer from time to time appointed by the Landlord;


         (k) "Lease" shall mean this lease as from time to time amended in writing and agreed to by all parties hereto;


         (l) "Leased Premises" shall mean that portion of the Development leased to the Tenant as referred to in Section 2.00 infra, the boundaries of which are outlined in red on Schedule "A" annexed hereto, having a Rentable Area of approximately twenty-eight thousand five hundred and eighty three (28,583) square feet and a Useable Area of approximately twenty-six thousand six hundred and twenty four (26,624) square feet and located on all three (3) floors of the Development. If the Leased Premises are entirely self-enclosed, the boundaries of the Leased Premises extend from the top surface of the structural subfloor to the bottom surface of the structural ceiling. If the Leased Premises have no ceiling abutting the demising walls, but rather are open to the ceiling of the Development, the boundaries of the Leased Premises extend from the top surface of the structural subfloor to the height of the demising walls. The boundaries shown on Schedule
                  "A" exclude the exterior faces of all adjoining walls, corridor walls and outside walls;


         (m) "Lease Year" shall mean a period of twelve (12) consecutive calendar months. The first Lease Year shall commence on the Term Commencement Date if that date occurs on the first day of a calendar month, but if it does not so occur, the first Lease Year shall commence on the first day of the calendar month next following the date of commencement of the Term. Each succeeding Lease Year shall commence on the anniversary date of the first day of the first Lease Year;


         (n) "Minimum Rent" shall mean the Rent specified in Section 4.00 infra;


         (o)      "Operating   Costs"  shall  mean  all  costs   properly
                  attributable   to  the   maintenance, cleaning,  repairs,
                  replacement and such costs that are properly attributable to the Development under generally accepted accounting principles, including without limiting the generality of the foregoing: the cost of interior and exterior landscaping; the cost of exterior window
                  cleaning;   the  cost  of  snow  removal;   the  cost  of
                  garbage  disposal; the  cost  of  repairing  damaged
                  components  of  the  Development;   the  cost  of  heating,
                  ventilating and air-conditioning the Development; the cost of providing warm and cold water; the cost of providing electricity not otherwise chargeable to tenants; the cost of insuring the Development with any form of insurance which the Landlord or any mortgagee of the Landlord reasonably requires from time to time for insurable risks and in amounts against which the Landlord acting prudently would insure; the cost of telephone and utilities not otherwise chargeable to tenants; the cost of all elevator and escalator maintenance and operating expenses; the cost of onsite personnel, including salaries, wages and fringe benefits; the cost of providing security; the cost of supplies and materials; the cost of non-capital repairs and replacement (except to the extent the same are paid by insurance); the cost of third party legal fees including the lawyers' disbursements on a solicitor and client basis to the extent that such fees and disbursements relate to building operational matters and are not recoverable from another tenant, otherwise than pursuant to a clause identical or similar to the within clause; depreciation on the cost of improvements determined by the Landlord's auditor to be properly chargeable to the capital account provided that such improvements reduce or avoid Operating Costs or improve the safety of the users of the Development; property management fees as assessed by the owner and/or agent thereof; the cost of third party accounting services and operational auditing fees.

                  In the event of any dispute by the Tenant of the amount of such Operating Costs, an opinion of the Landlord's auditors shall be conclusive as to the amount thereof for any period to which such opinion relates. "Operating Costs" shall exclude however, interest on debt, capital retirement of debt, the cost of work done under warranty for which and to the extent of any credit received by the Landlord;

         (p) "Proportionate Share" shall mean one hundred (100%) percent.


         (q) "Rent" shall mean the aggregate of the Minimum Rent, New Minimum Rent and Additional Rent;


         (r) "Rentable Area" shall mean the Rentable Area of the Leased Premises as determined in accordance with the standard method for measuring floor area in office buildings as sanctioned by the Building Owners and Managers Association International
                  (BOMA) as of June 7th, 1996 (hereinafter referred to as the "BOMA Standard"); provided however no change in the BOMA Standard shall alter the within definition;


         (s) "Stipulated Rate of Interest" shall mean the prime rate of interest charged from time to time by The Royal Bank of Canada at its head office in Canada to its most preferred borrowers, plus five percent (5%) per annum.


         (t) "Taxes" shall mean all taxes, rates, duties, charges, assessments, impositions and levies whatsoever, including, without any limitation, local improvement taxes, school taxes, Business Transfer Tax and capital taxes, any tax, duty, levy, assessment, rate and charge in the nature of or similar to a value added tax, sales tax or goods and services tax, whether extraordinary or ordinary or foreseen or unforeseen, and which may be imposed by any federal, provincial, metropolitan or municipal government, agency, or commission or other lawful taxing authority against the Development or against any part thereof,including the Land and any buildings, structures or improvements (including without limitation all improvements, equipment and fixtures of the Tenant) now or hereafter levied thereon and including any costs incurred by the Landlord in the event it contests or appeals the same. "Taxes" shall also include any and all taxes, rates, duties, charges, assessments, impositions or levies, whether within the contemplation of the parties or not, which may be imposed in addition to or in lieu of Taxes as hereinbefore defined. "Taxes" shall not include any income, profits or excess profits tax assessed upon the Landlord nor any tax assessed upon the Tenant pursuant to Section 9.03 infra;


         (u)      "Term"  shall mean the term of this Lease as  specified  in
                  Section 3.00 infra;


         (v) "Useable Area" shall mean the Useable Area of the Leased Premises as defined and determined in accordance with the BOMA Standard; provided however, no change in the BOMA Standard shall alter the within definition.

         (w) "Offer to Lease" shall mean that certain Offer to Lease dated the 17th day of July, 1997 between the Landlord and the Tenant in respect of the Leased Premises, a copy of which is attached hereto as Schedule "E".


                                ARTICLE II DEMISE

2.00              Demise

                  The Landlord hereby demises unto the Tenant and the Tenant hereby leases from the Landlord the Leased Premises for the Term and upon and subject to the covenants, conditions and agreements herein expressed.


                              ARTICLE III HABENDUM

3.00              Term

TO HAVE AND TO HOLD the Leased Premises for and during a term of five (5) years (the "Term"), to be computed from the 1st day of January, 1998 (the "Term Commencement Date") or one hundred and five (105) days after execution of this Lease by the Tenant, whichever occurs later.


3.01              Holding Over

                  If at the expiration of the Term or Renewal Term or the earlier termination of the Lease the Tenant shall remain in possession of the Leased Premises with or without the consent of the Landlord and without any further written agreement, the Tenant shall be a tenant from month to month and no other tenancy shall be created by implication of law or otherwise. Under such circumstances, the Tenant covenants to pay a minimum rent (the "New Minimum Rent") monthly in advance at the monthly rate of one-eleventh (1/11th) of the Annual Minimum Rent paid during that Lease Year in effect on that day immediately preceding the date of termination, plus Additional Rent and the Tenant further covenants to otherwise remain subject to the same terms and conditions as herein contained, (except any provision for renewal) and nothing, including the acceptance of any New Minimum Rent by the Landlord, shall extend this Lease except through a specific agreement in writing between the Landlord and the Tenant. The Tenant hereby authorizes the Landlord to apply any monies received from the Tenant in payment of the New Minimum Rent. In the event the Landlord and Tenant enter into an extension of the existing Lease or a new lease, all amounts paid as New Minimum Rent shall be applied against amounts first becoming due under the extended or new lease.


                                 ARTICLE IV RENT

4.00              Minimum Rent

                  YIELDING AND PAYING THEREFOR unto the Landlord, without any deduction, abatement, set-off or diminution whatsoever an Annual Minimum Rent (the "Minimum Rent"), payable in equal consecutive monthly installments in lawful money of Canada, in advance punctually on the first day of each month throughout the Term, (except for the first payment of Minimum Rent which shall be paid on the Term Commencement Date and adjusted on a per diem basis to reflect any occupancy for a part month). The Minimum Rent for the following various periods of the Term is based on a Rentable Area of twenty-eight thousand five hundred and eighty three (28,583) square feet and an amount per square foot of Rentable Area of the Leased Premises as follows:




                       Minimum Rent Per
Rent                   Sq. Ft. of Rent-       Monthly            Total Minimum
Period                 able Area              Installments       for the Period


1st Lease Year          $2.43 per annum       $5,788.06            $69,456.72

2nd Lease Year          $2.93 per annum       $6,979.02            $83,748.24

3rd Lease Year          $3.43 per annum       $8,169.97            $98,039.64

4th Lease Year          $3.93 per annum       $9,360.93           $112,331.16

5th Lease Year          $4.43 per annum      $10,551.89           $126,622.68




4.01              Additional Rent

                  AND FURTHER YIELDING AND PAYING to the Landlord, yearly and every year during the Term as additional rent (the "Additional Rent") for each Fiscal Year or portion thereof, the aggregate of:

         (a) The amount of any Taxes payable by the Tenant to the Landlord pursuant to Article IX infra;

         (b) The amount of any payments required to be made to the Landlord on account of the cost of utilities supplied to the Leased Premises together with the cost of lamp and bulb replacements, as determined pursuant to Section 6.03 infra;

         (c)      The Tenant's Proportionate Share of the Operating Costs;

         (d) The cost of providing caretaking and cleaning services to the Leased Premises pursuant to Section 6.02(b) infra; and

         (e) Any other sums of money required to be paid by the Tenant under this Lease, save and except only Minimum Rent and New Minimum Rent.

4.02              Payment of Additional Rent

                  The Additional Rent specified in Section 4.01 supra, shall be paid without set-off or diminution and adjusted with reference to each Fiscal year. After the Term Commencement Date, the Landlord shall advise the Tenant in writing of its estimate of the Additional Rent attributable to the Tenant during the then current Fiscal Year or remaining portion thereof, which calculation commences upon the Term Commencement Date. On or before the Commencement of each succeeding Fiscal Year, the Landlord shall advise the Tenant in writing of its estimate of the Additional Rent for such Fiscal Year or a broken portion thereof. Such estimate shall be a reasonable estimate and based wherever possible upon previous operating expenses. The Additional Rent shall be paid in equal monthly installments in advance on the first day of each and every month during the Term, based on the Landlord's estimate as aforesaid. From time to time the Landlord may re-estimate, on a reasonable basis, the amount of Additional Rent for any Fiscal Year or portion thereof, in which case the Landlord shall advise the Tenant in writing of such re-estimate and establish new equal monthly installments for the remaining balance of such Fiscal year or broken portion thereof such that, after giving credit for the installments paid by the Tenant on the basis of the previous estimate or estimates, all the Additional Rent will have been paid during such Fiscal Year or portion thereof. Within one hundred and eighty (180) days after the end of each Fiscal Year or portion thereof (or with respect to any component of Additional Rent which cannot be computed within such one hundred an eighty (180) day period, within thirty (30) days after the Landlord has received the information necessary to compute such component of Additional Rent), the Landlord shall submit to the Tenant a detailed statement (to be prepared by a certified accountant or other independent qualified financial person) of the actual Additional Rent payable in respect of such Fiscal Year or portion thereof and a calculation of that amount (the "Excess Amount"), by which the Additional Rent paid by the Tenant exceeds or falls short of the Additional Rent payable by the Tenant for such Fiscal Year.

                  Within thirty (30) days after the receipt of such statement the Tenant shall pay to the Landlord the Excess Amount if the amount is owing to the Landlord or, the Landlord shall credit to the Tenant an amount equal to the Excess Amount, if applicable. In the event the Tenant disputes the amount of the Additional Rent payable by the Tenant, the opinion of the Landlord's auditors shall be conclusive as to the amount thereof for any period to which such opinion relates.

4.03              Accrual of Rent

                  "Rent" shall be considered as accruing from day to day hereunder and where it is necessary to calculate such Rent for an irregular period of less than one year or less than one calendar month, an appropriate apportionment and adjustment shall be made.

                  Where the calculation of Rent cannot be made until after the termination of this Lease, the obligation of the Tenant to pay this Rent shall survive the termination hereof and such amount shall be payable by the Tenant upon demand by the Landlord.

4.04              Place of Rent Payment

         (a) All Rent hereunder shall be payable in lawful money of Canada and shall be paid to the Landlord or to that party as the Landlord may direct from time to time. The Landlord hereby authorizes and directs the Tenant to pay the Rent to:


                   Brookfield Management Services Western Ltd.
                            #200, 10130 - 103 Street
                                Edmonton, Alberta
                                     T5J 3N9


4.05              Net Lease

                  The Tenant acknowledges and agrees that it is intended that this Lease shall be a net lease for the Landlord and that the Landlord shall not be responsible during the Term except as set out herein, for any cost, charge, expense or outlay of any nature whatsoever arising from or relating to the Leased Premises, the Development, impositions, costs and expenses of every nature and kind relating to the Leased Premises whether or not specifically provided herein.

4.06              Deposit

                  The Landlord acknowledges and agrees having received the sum of seventy thousand and eighty-seven dollars and ninety ($70,087.90) cents to be applied towards the Minimum Rent, estimated Tenant's share of Operating Costs including G.S.T. and repayment of Leasehold Improvement Allowance first accruing due under the Lease. The Tenant acknowledges and agrees that in the event the Tenant is in default of any of the terms and covenants to be performed hereunder by the Tenant, the Landlord shall be at liberty to apply the Deposit or any portion thereof to cure such default. The Deposit shall be held by the Landlord's leasing agent in an interest bearing account with interest to be credited to the Tenant and applied along with the Deposit.

4.07              Delay in Occupancy

         (a) If any delay occurs in the completion of the Landlord's Work so that the Tenant's Work is not completed on or before the Term Commencement Date, then the payment of Rent by the Tenant shall abate for a period equal to the delay in the completion of the Tenant's Work caused by the delay in the completion of the Landlord's Work (but only to the extent such delay was not caused or contributed to by any act or omission of the Tenant, or its agents, servants or employees). The abatement of Rent shall be accepted by the Tenant as full compensation for this delay and without any further right of damages, costs or expenses.

         (b) Subject to Section 4.07(a), if the Tenant does not occupy the Leased Premises and carry on its permitted use within thirty
                  (30) days after the Term Commencement Date, in addition to any other remedy contained herein, the Landlord may terminate this Lease.


                           ARTICLE V GENERAL COVENANTS


5.00              Landlord's General Covenants

                  The Landlord covenants with the Tenant:

         (a)      for quiet enjoyment

5.01              Tenant's General Covenants

                  The Tenant covenants with the Landlord:

         (a)      to pay Rent; and

         (b) to observe and perform all the covenants and obligations of the Tenant herein.


                     ARTICLE VI DEVELOPMENT SERVICES, COMMON
                           AREA UTILITIES AND EXPENSES

6.00              Heating, Ventilating and Air-Conditioning

                  The Landlord covenants that it will operate as reasonably necessary heating, ventilating and air-conditioning equipment and systems (the "HVAC") serving the Leased Premises. In the event that the HVAC is damaged or destroyed and in the opinion of the Landlord requires repair, inspection, overhauling or replacement, the Landlord shall carry out this work with all reasonable speed. The Landlord shall not be responsible for the failure of the HVAC to perform its function if such failure shall result from any rearrangement of partitioning in the Leased Premises or changes or alterations thereto, or the failure on the part of the Tenant to shade windows which are exposed to the sun, or from any use of electrical power by the Tenant in excess of three (3) watts per square foot of Useable Area and provided further that the Landlord shall not be liable for direct, indirect or consequential damage or damage for personal discomfort or illness of the Tenant, or its clerks, servants, employees, invitees, clients, customers or other persons or damage to the Tenant's property by reason of the operation or non-operation of the HVAC, nor shall the Rent abate during any such non-operation. The Tenant's interior office layout, submitted to the Landlord for approval pursuant to Section 7.04 infra, shall be modified by the Tenant if necessary, in accordance with the reasonable requirements of the Landlords engineers in order to secure maximum efficiency of the HVAC serving the Leased Premises. The Tenant covenants to keep all vents serving the HVAC within the Leased Premises free and clear of all obstructions and objects. The Tenant acknowledges that it may take up to one (1) year from the Term Commencement Date to balance properly the HVAC.

6.01              Common Areas

         (a) Subject to the rules and regulations hereinafter mentioned, the Landlord covenants to allow the Tenant, in common with other tenants of the Office section,and its or their agents, clerks, servants and all other persons seeking communication with it or them, the free use during Business Hours of the Common Areas. The Landlord covenants to operate, maintain, clean, light, heat, ventilate and air-condition the Common Areas as may be reasonably necessary having regard to the age, nature, location and character of the Development. It is agreed that the Tenant and all other persons hereby permitted to use such Common Areas shall do so at their sole risk and under no circumstance shall the Landlord be liable for any damages or injury resulting to any persons or property within such Common Areas, or occasioned to any person or property by the use of the elevator, or any of its appurtenances except as may result from the negligence of the Landlord, its agents, servants or employees. The Landlord shall maintain, repair and/or replace the elevators in the Development whenever required in the reasonable opinion of the Landlord. The Tenant acknowledges that there shall be no liability on the Landlord for any claim in respect of any failure by the Landlord to provide elevator service during any power failure or other cause beyond the control of the Landlord, nor by reason of the carrying out of any repair, maintenance or replacement of the elevators or escalator, nor shall there be any abatement or reduction in the Rent;

         (b) The Common Areas shall at all times be subject to the exclusive control and management of the Landlord. The Landlord shall be entitled to construct, alter, maintain, operate and police the same; to close a portion of same temporarily for the purposes of maintenance and repair or to prevent the acquisition of public or private rights-of-way or easements; to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance thereof; and to do and perform such other acts therein and with respect thereto as the Landlord shall determine all without any abatement of Rent.

6.02              Caretaking

         (a) The Landlord covenants to cause, from time to time and in accordance with normal office cleaning standards and intervals, the floors of the Leased Premises to be swept, the interior surface of the exterior windows to be cleaned, the desks, tables, other furniture any broadloom to be vacuumed. Any additional cleaning of the Leased Premises shall be performed by the Tenant at its expense. The Tenant acknowledges that the Landlord will be relieved from the foregoing obligation in respect to any part of the Leased Premises to which access is not granted nor available to the person or persons employed or retained to perform such work;

         (b) The Tenant covenants to pay to the Landlord the cost of providing the caretaking and cleaning services mentioned in
                  Section 6.02(a). The Landlord, acting reasonably, shall make an allocation of that portion of such cost which is reasonably attributable to the Leased Premises if such cost relates to an area larger than the Leased Premises. In the event of any dispute by the Tenant of the amount of this cost, an opinion of the Landlord's auditors shall be conclusive as to the amount thereof for any period to which such opinion relates.


6.03              Electricity, Replacement of Lamps, Utilities and Services
                  ---------------------------------------------------------

                  The Landlord shall, subject to interruptions beyond its control, permit the Tenant to have access to and to use the utility services (including electricity and water) serving the Development, provided that the Tenant does not overload the capacity of any of the said utilities and provided that the Tenant pays all costs and expenses resulting therefrom including the cost of every utility consumed in or by the Leased Premises.


                ARTICLE VII USE AND OCCUPANCY OF LEASED PREMISES

7.00              Use of Leased Premises

                  The Leased Premises shall be used continuously during the Term for general purposes relating to general office space, data centre or other use permitted under municipal by-laws. The Tenant and those in law for whom it is responsible shall not carry on nor permit to be carried on/in, or about the Leased Premises any other trade business or prohibited activities which include manufacturing, transportation, storage or disposal of any hazardous substance except in strict compliance with all applicable laws, by-laws, and regulations and with the prior written consent of the Landlord, which request may be withheld if the financial interest, physical assets or safety of the inhabitants and or visitors appears to be or is threatened to be at risk from such activity in the opinion of the Landlord or its agents.

7.01              Occupancy of Leased Premises

                  The Tenant shall examine the Leased Premises and the Tenant's taking of possession shall be conclusive that at the time thereof, the Leased Premises were fully complete, in good order and in a condition satisfactory to the Tenant.

7.02              Nuisance

                  In the Development the Tenant shall not carry on any business nor do or suffer any act or thing which in the opinion of the Landlord constitutes a nuisance or would result in a nuisance, or which would be offensive or an annoyance to the Landlord or to the other tenants occupying the Development, nor do or suffer any waste or damage, disfiguration or injury to the Leased Premises, nor permit or suffer any overloading of the floors.

7.03              Compliance with Laws

          (a) The Tenant will promptly comply with and conform to the requirements of every applicable law, by-law, regulation, ordinance and order at any time or from time to time in force during the Term affecting the Leased Premises or the machinery, equipment and other facilities located in the Leased Premises. The Tenant will not use the Leased Premises, whether within the use hereinbefore permitted or not, which would or may impose upon the Landlord any obligation to modify, extend, alter or replace any part of the Leased Premises nor any of the machinery, equipment or other facilities located in the Leased Premises, except where previously agreed to by the Landlord in writing. In the event that the Tenant shall at any time or from time to time without the prior written consent of the Landlord, do or permit to be done or omit to do any act or thing which could result in any such obligation being imposed upon the Landlord, the Landlord may at its option either do or cause to be done the necessary work in order to comply with such obligation at the expense of the Tenant, or forthwith by notice in writing to the Tenant, terminate this Lease. In the event that the Landlord undertakes any of this work, the cost thereof plus an administrative charge of fifteen percent (15%) of such cost shall be payable by the Tenant to the Landlord forthwith upon demand as Additional Rent. In the event of the termination of this Lease pursuant to the provisions of this Section 7.03, in addition to its other obligations hereunder on termination, the Tenant shall pay Rent to the date of surrender of possession, as well as reimburse the Landlord for any cost or penalty for which the Landlord is liable under any statute, law, by-law, regulation, ordinance, order or requirement;

7.04              Improvements, Alterations, Fixtures

          (a) Save and except for the Leasehold Improvements and Base Building Modifications contemplated by Sections 5 and 6 of Schedule "B"; it is agreed that the Tenant will not, without the prior written consent of the Landlord, not to be unreasonably withheld or delayed, make, erect or install any partition, leasehold improvement, alteration, or fixture (including trade fixtures) in or about the Leased Premises. If the Tenant desires to make, erect or install any such partition, leasehold improvement, alteration or fixture, the Tenant shall, at the time of its application for the Landlords consent, inform the Landlord and furnish plans and specifications of the necessary work. Any work by the Tenant shall be performed expeditiously and in a good and workmanlike manner by competent workmen who hold compatible labour affiliations to workmen employed by the Landlord and its contractors, in accordance with the approved plans and specifications and in accordance with all regulatory authorities. The Tenant shall in the performance of its work ensure the progress and completion thereof without undue delay. The Tenant shall promptly on the completion of any improvement or alteration provide the Landlord with two (2) complete sets of "as-built" drawings for same. The Tenant shall not mortgage or otherwise encumber its leasehold improvements;

          In the event any alteration, addition, improvement or installation has been made without the written consent of the Landlord, the Landlord may require the Tenant to restore the Leased Premises to such an extent as the Landlord deems expedient.

         (b) Upon the expiration or other termination of this Lease, all alterations, additions or improvements which may have been made or installed by the Tenant upon the Leased Premises, (whether with or without the Landlord's consent) and which are attached to the floors, walls, or ceilings (including carpeting and light fixtures), shall remain upon and be surrendered with the Leased Premises as a part thereof without disturbance, molestation or injury and shall be and become the absolute property of the Landlord;

         (c)       Deleted

          (d) Notwithstanding Section 7.04(b) supra, but subject to Section 7.04(c) supra, and provided the Tenant has paid the Rent, and performed and observed all the covenants and conditions herein contained, the Tenant shall at the expiration or other sooner termination of this Lease have the right to remove its trade fixtures, but shall make good the damage caused to the Leased Premises and the Development which may result from such installation and removal including the restoration of the Leased Premises to the same condition that they were in before any partition, leasehold improvement, alteration or fixture was made, erected or installed, such work to be done by or at the direction of the Landlord.

7.05              Insurance

         (a) The Tenant shall throughout the Term and during any other time the Tenant occupies the Leased Premises or a part thereof, at its sole cost and expense, take out and keep in full force and effect, the following insurance:

          (i) "all risks" insurance upon property of every kind and description owned by the Tenant, or for which the Tenant is legally liable, or installed by or on behalf of the Tenant and which is located within the Development including, without limitation, stock-in-trade, furniture, fittings, installations, alterations, additions, partitions, fixtures, plateglass, Tenant's improvements and all parts of the Leased Premises which the Tenant is obligated to keep in repair under Article 8 infra, in an amount not less than the full replacement cost thereof. If there is a dispute as to the amount which comprises full replacement cost, the decision of the Landlord or its mortgagee shall be conclusive. This policy shall also contain flood, seepage and sewer back-up coverage;

          (ii) when applicable, broad form comprehensive boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the full replacement cost of the property out-lined in 7.05(a) (i) supra and of all boilers, pressure vessels, HVAC and miscellaneous electrical apparatus, owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Leased premises, or relating to or serving the Leased Premises;

          (iii) public  liability and property  damage  insurance as required by
          Section 7.05(b) infra;

          (iv) "all risks" Tenant's legal liability insurance in an amount not less than the full replacement cost of the Leased Premises;

          (v) standard owner's form automobile policy providing not less than third party liability insurance with $2,000,000 inclusive limits and accident benefits coverage where compulsory by law, covering all licensed vehicles owned or operated by or on behalf of the Tenant;

          (vi) "all risks" business interruption insurance in a form and in an amount acceptable to the Landlord;

          (vii) rental income insurance for a period of not less than 12 months; and

          (viii) any other form of insurance as the Tenant or Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant under similar circumstances would insure;

          (b) Further to Section 7.05(a) (iii) supra, the Tenant shall take out and keep in full force throughout the Term comprehensive general liability insurance including but not limited to personal injury liability, contractual liability, contingent employer's liability, non-owned automobile liability and owners and contractors' protective insurance coverage with respect to the Leased Premises and the Tenant's use of the Development. This coverage shall include the activities and operations conducted by the Tenant and any other person on the Leased Premises and by the Tenant and any other person performing work on behalf of the Tenant and those for whom the Tenant is in law responsible. Such policies shall be written with inclusive limits of not less than $2,000,000. For each occurrence involving bodily injury, death or property damage or for such higher limits as the Landlord may reasonably require from time to time;

          (c) Each insurance policy referred to in 7.05(a) and (b) supra, shall name the Landlord and any person, firm or corporation designated by the Landlord as additional named insureds as their interest may appear and such policies will contain where appropriate;

          (i) the standard mortgage clause that may be required by the Landlord's mortgagee;

          (ii) a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord;

          (iii) a severability of interests clause or a cross liability clause;

          (iv) waiver in favour of the Landlord and its mortgagee of any breach of warranty clause such that the insurance policies in question shall not be invalidated with respect to their interest, by reason of any breach or violation of any warranty, representation, declaration or condition contained in the policies; and

          (v) a clause stating that the Tenant's insurance policy will be considered as the primary insurance and shall not call into contribution any other insurance that may be available to the Landlord;

          (d) All policies shall be taken out with insurers acceptable to the Landlord and shall be in a form satisfactory from time to time to the Landlord. The Tenant agrees that certificates of insurance acceptable to the Landlord or if required by the Landlord or its mortgagee, certified copies of each such insurance policy, will be delivered to the Landlord as soon as practicable after the placing of the required insurance. All policies shall contain an undertaking by the insurers to notify the Landlord and its mortgagee in writing, of any material change, cancellation or termination of any provision of any policy, not less than thirty (30) days prior to the material change, cancellation or termination thereof. The Tenant also agrees that if the Tenant fails to take out or keep in force any policy of insurance referred to in Sections 7.05(a) or (b) supra, the Landlord shall have the right but not the obligation to pay the premium and in that event the Tenant will repay to the Landlord the amount so paid as the premium plus fifteen percent (15%) for overhead forthwith upon demand as Additional Rent;

          The acquisition and maintenance by the Tenant of the insurance policies as required pursuant to Sections 7.05(a) and (b) supra, shall in no manner whatsoever limit or restrict the liability of the Tenant under this Lease.

          (e) The Landlord will take out and keep in full force and effect throughout the Term, with responsible insurance companies and in amounts that would be carried by a prudent owner, the following:

                  (i) "all risks" insurance and where applicable, boiler and machinery insurance, on the real and personal property of the Landlord comprising and incidental to the Development but specifically excluding any property with respect to which the Tenant and other tenants are obligated to insure pursuant to Section 7.05(a) supra, or similar sections in their respective leases;

                  (ii)     public  liability and property damage  insurance with
                           respect   to  the   Landlord's   operations   in  the
                           Development; and

                  (iii) such other forms of insurance as the Landlord or its mortgagee may reasonably consider advisable from time to time.

                  The Tenant agrees that the cost of this insurance will be included in Operating Costs, but subject to the deduction of any amount recovered by the Landlord under the provisions of
                  Section 7.05(e) infra.

                  Notwithstanding any contribution by the Tenant to the cost of insurance premiums provided herein, the Tenant acknowledges and agrees that no insurable interest is conferred upon the Tenant under any policies of insurance carried by the Landlord and the Tenant has no right to receive any proceeds of any such insurance policies carried by the Landlord.

          (f) The Tenant agrees that it will not keep nor suffer to be kept anything, or use, sell or offer for sale any article or merchandise in, upon, or about the Leased Premises that may contravene or be prohibited by any of the Landlord's insurance policies with respect to any part of Development or which will prevent the Landlord from procuring insurance policies with companies acceptable to the Landlord. If the occupancy of the Leased Premises, the conduct of business in the Leased Premises, or any act or omission of the Tenant in the Leased Premises or any other portion of Development, causes or results in any increase in premiums for any of the Landlord's insurance policies, the Tenant shall pay the premium increase as Additional Rent forthwith upon the rendering by the Landlord of an invoice for the additional premium. In determining whether increased premiums are the result of the Tenant's use of the Leased Premises or any other portion of the Development, a statement issued by the organization establishing the insurance rate on the Development will be conclusive evidence of the items and changes which constitute the increased premium;

          (g) If any insurance policy on the Development or any part thereof is cancelled or threatened by the insurer to be cancelled or the coverage thereunder reduced or threatened to be reduced by the insurer, by reason of the use of occupancy of the Leased Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant, or by anyone permitted by the Tenant to be upon the Leased Premises and if the Tenant fails to remedy the condition giving rise to this cancellation, threatened cancellation, reduction, or threatened reduction of coverage within twenty-four (24) hours after notice thereof by the Landlord, the Landlord may, at its option, and without liability to the Tenant, either:

          (i)  re-enter  the  Leased   Premises   forthwith  and  thereupon  the
          provisions of Article 14 will apply or

          (ii) enter the Leased Premises and remedy the condition giving rise to the cancellation or reduction or threatened cancellation or reduction and the Tenant will pay to the Landlord the cost thereof on demand as Additional Rent, plus an administration charge of 15% of such cost.

          The Tenant agrees that the Landlord will not be liable for damage or injury caused to property of the Tenant or others located on the Leased premises as a result of the entry or a breach of any covenant for quiet enjoyment contained in this Lease;

          (h) The Tenant will indemnify the Landlord and save it harmless from and against any and all claims, actions, damages, liabilities and expenses including lawyer's and other professional fees, in connection with loss of life, personal injury, damage to property, and/or any other loss or injury whatsoever arising from or out of the occupancy or use by the Tenant of the Leased Premises or any other part of Development occasioned wholly or in part by any act or omission of the Tenant, its officers, agents contractors, employees, sublessees, licensees, concessionaires or by anyone permitted by the Tenant to be in the Development or the Leased Premises. The Tenant will also pay all costs, expenses and legal fees on a solicitor and client basis incurred by the Landlord in enforcing the covenants and agreements in this Lease. This Section 7.05(h) shall survive the termination of the Lease.

7.06              Rules and Regulations

                  The Tenant covenants to comply with the rules and regulations annexed hereto and marked Schedule "C", and to cause such rules and regulations to be observed and performed by everyone for whom the Tenant is in law responsible. The Landlord shall have the right from time to time and at any time during the Term to make any and all reasonable amendments, deletions and additions to such rules and regulations, including rules and regulations relating to the use of the Common Areas. Such rules and regulations, together with all reasonable amendments, deletions and additions made thereto by the Landlord and of which notice has been given to the Tenant, shall be read as part of this Lease and shall be observed, performed and complied with throughout the Term in the same manner as all of the other conditions, provisions, agreements and obligations herein contained.

7.07              Deleted


7.08              Heavy Objects

                  The Tenant will not bring upon the Leased Premises articles or fixtures which, because of their size shall load any floor beyond its weight-carrying capacity as determined by the Landlord. No safe or heavy article or any item that might injure or destroy any part of the Development shall be brought into the Development without the consent of the Landlord, which consent may not be unreasonably withheld and the Landlord shall in all cases retain the power to prescribe the weight and indicate the place where the said item will stand. If any damage is caused to the Development by any article brought into the Development by or on behalf of the Tenant, the Tenant shall forthwith upon demand, pay to the Landlord as Additional Rent, the Landlord's cost of repairing the damage plus an administrative charge equal to fifteen percent (15%) of such cost.

7.09              Hazardous and Dangerous Substances

                  No hazardous, dangerous or explosive material or products shall be brought into, kept on, disposed of, in the Development, Leased Premises or Common Areas by the Tenant or those in law for whom it is responsible. In addition, the Tenant shall be responsible at its expense for the clean up and removal and/or decontamination of the affected areas or fixtures caused by any hazardous and dangerous substance, at the request of the Landlord and/or Governmental Authority.

7.10              No Defacing

                  Subject to the Leasehold Improvements and Base Building Modifications, the Tenant shall not drill into, nor in any way deface the walls, ceilings, partitions, floors, wood, stone or ironwork within the Leased Premises without the prior written consent of the Landlord, which consent may not be unreasonably withheld. Boring, cutting or stringing of wires or pipes shall not be done except with the prior written consent of the Landlord and as it may direct. In the event of any violation of the provisions hereof, the Landlord may in addition to any other remedy it has hereunder, repair the damage and the Tenant shall pay the cost thereof plus an administrative charge of twenty percent (20%) of such cost to the Landlord, forthwith upon demand as Additional Rent.

7.11              Additional Services

                  The cost of Additional Service provided to the Tenant shall be paid to the Landlord upon the Tenant receiving invoices for such additional service. "Additional Service" means any service and/or supervision requested by the Tenant and supplied by the Landlord and not otherwise provided as a regular service under this Lease. By way of example, Additional Service includes; the steam cleaning of carpets, moving furniture and making repairs or alterations to the Tenant's leasehold improvements. The amount charged to the Tenant for an Additional Service shall include all direct costs incurred by or on behalf of the Landlord in rendering the Additional Service plus fifteen percent (15%) of the aforementioned cost to cover the Landlord's overhead. The amount payable for Additional Service shall be paid as Additional Rent forthwith upon demand.

                              ARTICLE VIII REPAIRS

8.00              Tenant's Repairs

                  The Tenant covenants to maintain, repair and keep tidy to a first class condition the Leased Premises (including without limiting the generality of the foregoing, replacing damaged glass, repairing damage caused by trespassers and repairing plumbing in the Leased Premises) as determined by the Landlord. The Tenant shall take all preventative measures and obey all operating instructions of the Landlord relative thereto and shall not permit waste. The Tenant shall make all repairs and maintenance (including periodic painting and decoration) with all due diligence.

                  Subject to the foregoing, the Landlord covenants and agrees to operate and maintain the Development as would a prudent owner having regard to the quality, size and location of the Development.

8.01              Maintenance by Tenant

          (a) The Tenant covenants that the Landlord may enter the Leased Premises upon twenty-four (24) hours written notice to determine the condition of the Leased Premises. The Tenant will forthwith repair any damage or undertake that maintenance required, as directed by the Landlord. In the event the Tenant fails to make such repair or maintenance, or repair or maintain to the satisfaction of the Landlord, the Landlord on not less than five (5) days' notice to the Tenant or, in the event of an emergency forthwith without notice, may make the repairs or perform the maintenance without liability to the Tenant for any loss or damage that may occur to the Tenant's merchandise, fixtures, or other property or to the Tenant's business. Upon completion thereof the Tenant will pay the Landlord's cost of the repair or maintenance on demand as Additional Rent. The Tenant agrees that the maintenance or repair by the Landlord pursuant to this
          Section 8.01 is not a re-entry nor a breach of quiet enjoyment contained in this Lease. The failure by the Landlord to give direction to repair or to maintain shall not relieve the Tenant from its obligation to repair or to maintain;

         (b) (i) The Tenant shall not make any repair, alteration, replacement, decoration or improvement or perform maintenance to any part of the Leased Premises without first obtaining the Landlord's written approval or direction. The Tenant shall submit to the Landlord;

                           (A) details of the proposed work including drawings and specifications prepared by qualified architects or engineers and conforming to good engineering practice;

                           (B)   such  indemnification   against  liens,  costs,
                                 damages and expenses as the Landlord requires; and

                           (C) evidence satisfactory to the Landlord that the Tenant has obtained at its expense, all necessary consents, permits, licences and inspections from all governmental and regulatory authorities having jurisdiction.

                  (ii) All repairs, maintenance, replacements, alterations, decorations or improvements by the Tenant to the Leased Premises approved by the Landlord shall be performed;

                           (A)   at the sole cost of the Tenant;

                           (B)   by   competent   workmen   whose  labour  union
                                 affiliations   are   compatible   with   others
                                 employed by the Landlord and its contractors;

                           (C)   in a good and workmanlike manner;

                           (D)   in    accordance    with   the   drawings   and
                                 specifications approved by the Landlord; and

                           (E) subject to the reasonable regulation, control and inspection of or by the Landlord.

                  (iii) Any such repair, replacement, alteration, decoration, maintenance or improvement made by the Tenant without the prior written consent of the Landlord or which is not made in accordance with the drawings and specifications approved by the Landlord shall, if requested by the Landlord, be promptly removed by the Tenant at the Tenant's expense and the Leased Premises restored to their previous condition;

          (c) Subject to the Leasehold Improvements and Base Building Modifications, notwithstanding anything contained in this Lease, if any repair, alteration, decoration, addition, maintenance or improvement to the Leased Premises approved by the Landlord, affects the structure of the Leased Premises or any part of Development such work shall be performed only by the Landlord, at the Tenant's sole cost and expense. Upon completion thereof, the Tenant shall pay to the Landlord as Additional Rent upon demand, both the Landlord's cost relating to the repair, alteration, decoration, addition, maintenance or improvement including the fees of any architectural and engineering consultants plus a sum equal to fifteen percent (15%) of the total cost thereof, as the Landlord's overhead. No repair, alteration, addition, decoration, maintenance or improvement to the Leased Premises by or on behalf of the Tenant shall be permitted which may weaken or endanger the structure or adversely affect the condition or operation of the Leased Premises or the Development or diminish the value thereof, or, in the Landlord's opinion, restrict, reduce or adversely affect the coverage, height, density, parking or use of the Development.

8.02              Repair Where Tenant is at Fault
                  -------------------------------

                  If any part of the Development (other than the Leased Premises) including without limitation, the common loading areas, the HVAC, the water pipes, sprinkler system pipes, drainage pipes, electric lighting or other equipment of the Development, the roof or exterior walls of the Development requires repair or becomes damaged or destroyed through the negligence, carelessness or willful act or omission of the Tenant, or those in law for whom it is responsible, or all other persons conducting business upon or from the Leased Premises, or through it or them, the cost of the necessary repairs, replacements or alterations plus fifteen percent (15%) of the aggregate costs for overhead will be borne by the Tenant, and the Tenant will pay this amount to the Landlord on demand as Additional Rent.

8.03              Repair on Termination

                  Upon the expiration of the Term or earlier termination of the Lease, the Tenant covenants to surrender the Leased Premises in a vacant broom-swept condition in substantially the same condition as the Leased Premises were in upon delivery of possession and completion of the Leasehold Improvements and Base Building Modifications except for;

                  (i)      reasonable wear and tear and

                  (ii) damage to the Leased Premises, which damage caused the termination of this Lease pursuant to Section
                           8.06 infra,  provided  however,  that nothing in this
                           Section 8.03 will restrict or cancel the insurance provision of this Lease.

                  In the event that, in the sole opinion of the Landlord and/or environmental agency having jurisdiction, the Tenant has, or is believed to have caused any environmental damage in or about the Development, Leased Premises or Common Areas, the Tenant shall be fully liable at its expense and fully responsible to the environmental authority having jurisdiction for the removal of/or decontamination of the affected areas.

8.04              Notice of Accident, Defects, Etc.

                  The Tenant shall give to the Landlord and the environmental agency responsible, if applicable, prompt notice of any accident to or defect in the plumbing, water pipes, HVAC, electrical equipment, conduits or wires or of any damage or injury to the Leased Premises or to any person therein howsoever caused, provided that nothing herein shall be construed so as to require repairs to be made by the Landlord except as expressly provided in this Lease.

8.05              Deleted

8.06              Total or Partial Destruction of Leased Premises
                  -----------------------------------------------

         (a) If the Leased Premises are damaged by a peril against which the Landlord is required to insure under Section 7.05 supra, and are rendered unusable in part, the Landlord at its expense will cause the damage to be repaired and the Minimum Rent shall abate proportionately as to the proportion of the Leased Premises rendered unusable, from the date of the damage until the Landlord's Architect certifies that the Leased Premises have been made wholly usable. If by reason of this damage the Leased Premises are rendered wholly unusable, the Landlord may:

                  (i) cause the damage to be repaired at its expense in which event the Minimum Rent shall abate entirely provided Rental Insurance is in place from the date of damage until the Landlord's Architect certifies that the Leased Premises has been made wholly usable or,

                  (ii) within sixty (60) days after the damage notify the Tenant in writing that it has elected not to repair or reconstruct the Leased Premises, whereupon this Lease will cease of the date of the damage and the Rent will be adjusted as of that date.

                  In no event will the Landlord be liable for damage to or the replacement or repair of leasehold improvements, fixtures, tenant fixtures, floor coverings, furniture or equipment owned, leased or in the possession of the Tenant in the Leased Premises or elsewhere in the Development or for which the Tenant is required to insure pursuant to Section 7.05, supra. If the Landlord rebuilds or restores the Leased Premises it will restore the Leased Premises to the same standard as existing prior to such damage in all material respects.

                  In the event the Leased Premises or the Development are damaged or destroyed by reason of the wilful act, omission to act or negligence of the Tenant or those for whom it is in law responsible, there shall be no abatement of Rent;

         (b) Notwithstanding Section 8.06(a) supra, if fifty percent (50%) or more of the Rentable Area of the Development or the
                  Development is damaged or destroyed by any cause, notwithstanding that the Leased Premises may be unaffected, the Landlord may terminate this Lease by giving to the Tenant written notice of the Landlord's election to terminate, which notice will be given within sixty (60) days following the date of the damage or destruction. Rent will be adjusted as of the date of termination;

         (c) After the date upon which the Tenant is notified in writing by the Landlord that the Landlord's work of reconstruction or repair is completed, the Tenant forthwith will complete in accordance with the provisions of Article VIII, all additional work required to restore fully the Leased Premises and to enable the Tenant to reopen the Leased Premises for business. The certificate of the Landlord's Architect will find the parties hereto as to the state of usability of the Leased Premises and as to the date upon which the Landlord's work of reconstruction or repair is completed;

         (d) The Tenant acknowledges the desirability and necessity of the Landlord under law or in prudence, of organizing and coordinating arrangements within the Development appropriate to maximize safety of all occupants in the event of fire or other potential disaster which may require the evacuation of the Development. The Tenant undertakes to cooperate and to participate in simulated exercises in respect of the foregoing, arranged from time to time by the Landlord. The Tenant shall indemnify and hold the Landlord harmless from all loss, damage or injury arising from such exercise.


                                ARTICLE IX TAXES

9.00              Tenant's Taxes

                  The Tenant shall pay promptly when due all business, sales, machinery, equipment and all other taxes, assessments, charges and rates, as well as any permit or license fees, attributable to the Leased Premises or the property, business, sales or income of the Tenant in respect of the Leased Premises.

9.01              Payment of Taxes by Tenant

                  The Tenant shall pay to the Landlord as Additional Rent the Tenant's Proportionate Share of Taxes.

9.02              Increases in Taxes

                  The Tenant shall pay to the Landlord as Additional Rent an amount equal to any increase in the Taxes by reason of any installation, alteration or use made in or to the Leased Premises by or for the benefit of the Tenant or any assignee, concessionaire, licensee or sub-tenant of the Tenant and, without in any way restricting the generality of the foregoing, the Tenant is completely responsible for any such increase in the Taxes and must pay the full amount of such increase to the Landlord as Additional Rent.

9.03              Payment of Taxes by Landlord

                  The Landlord agrees to pay all Taxes as they become due and payable that may be assessed by a lawful authority against the Development, subject to the provisions of this Article IX. The Landlord may appeal any official assessment of Taxes. In connection with any such appeal, the Landlord may defer payment of any Taxes to the extent permitted by law and the Tenant shall cooperate with the Landlord and provide the Landlord with all relevant information reasonably required by the Landlord in connection with this appeal.

9.04              Payment of Business Transfer Tax

                  The Tenant shall pay promptly when due the Business Transfer Tax. In the event that such taxes are by statute, by-law or regulation imposed upon or payable by the Landlord as recipient of the Minimum Rent and Additional Rent, the Tenant shall pay to the Landlord as Additional Rent the Tenant's Proportionate Share of Business Transfer Tax.

9.05              Change in Taxes

                  Should it be that due to changes in the method of levying or collection of any tax, levy, rate or charge to be imposed upon the Development, or any part thereof, or should any new tax, levy, rate or charge be levied or imposed in lieu of or in addition to those contemplated by the definition of Taxes, the Landlord and the Tenant hereby agree to negotiate an amendment or new provision to this Lease as is necessary to deal with such tax, levy, rate or charge in an equitable manner and should the Landlord and the Tenant fail to agree on such amendment or new provision, the same shall be settled by arbitration in accordance with the Arbitration Act of Alberta, R.S.A. 1991, Chapter A-43.1 as amended and the cost of such arbitration shall be borne equally between the parties.


                 ARTICLE X LICENSES, ASSIGNMENTS AND SUBLETTINGS

10.00             Licenses, Etc.

                  The Tenant shall not permit all or any part of the Leased Premises to be used or occupied by any person other than the Tenant, any assignees and sub-tenants permitted under Section 10.01, infra and the employees and invitees of the Tenant or any such permitted assignee or sub-tenant, nor shall the Tenant permit any part of the Leased Premises to be used or occupied by a licensee or concessionaire.

10.01             Consent Required

                  The Tenant shall have the right to assign this Lease in whole or in part, or to sublet all or any part of the Leased Premises, or to mortgage by either specific or floating charge or encumber in any way whatsoever this Lease or the Leased Premises or any part thereof, or to suffer or permit the occupation of all or any part of the Leased Premises by others, with the consent of the Landlord in each instance, which consent shall not be unreasonably withheld or delayed. This consent by the Landlord will not constitute a waiver of the necessity for consent to a subsequent assignment, subletting, mortgage, encumbrance or occupation. This prohibition against assigning or subletting will be construed to include a prohibition as against assignment or subletting by operation of law. If this Lease is assigned or if the Leased Premises or a part thereof are sublet or occupied by anybody other than the Tenant without consent, the Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved, but no such assignment, sublease, occupancy or collection will be deemed a waiver of the requirements of this Section 10.01, nor the acceptance of the subtenant or occupant as tenant, nor a release of the Tenant from the further performance by the Tenant of its covenants, herein contained. Notwithstanding an assignment or sublease, the Tenant will remain fully liable on this Lease and will not be released from performing the terms, covenants and conditions of this Lease and any breach by any assignee/sublessee of any term or condition of this Lease or its respective assignment or sublease agreement shall constitute a breach under this Lease and the Landlord shall have all remedies available to it under this Lease. If the Landlord consents to an assignment of this Lease or a subletting of the Leased Premises, the Landlord's standard consent document then in use will be prepared by the Landlord or its solicitors and all the Landlord's costs with respect thereto will be borne by the Tenant.

10.02             Conditions of Consent

                  If the Tenant receives consent under Section 10.01 supra, the consent will be conditional upon: (a) the proposed assignee or subtenant agreeing with the Landlord to assume and perform each of the covenants, obligations and agreements of the Tenant in this Lease, (b) the Minimum Rent payable by the assignee, subtenant or occupant thereafter not being less than the Minimum Rent payable by the Tenant immediately prior to the assignment, sublease or change of control, (c) the Tenant paying to the Landlord as Additional Rent, an amount equal to that sum (if any) received by the Tenant in consideration of the assignment or sublease (whether such sum is in the form of a lump sum, monthly payment or otherwise, save for the payment of Rent hereunder and (d) the proposed Assignee or Subtenant agreeing with the Landlord to pay directly to the Landlord any monies in excess of that required to be paid by the Tenant whether such sum is in the form of a lump sum, monthly payment or otherwise it being expressly agreed that the Tenant hereunder is not to make a profit from any assignment or subtenancy of this Lease (e) the proposed assignment or sublease occurring within three (3) months after receipt by the Landlord of the "Tenant's Request" (as defined in Section 10.03 infra).

10.03             Landlord's Option

                  If the Tenant desires to assign, sublet or part with possession of all or any part of the Leased Premises or to transfer this Lease in any other manner in whole or in part, or any estate or interest hereunder, then and so often as such event occurs, the Tenant will give prior written notice to the Landlord of its desire, specifying therein the proposed assignee, transferee or subtenant and providing a copy of the offer or agreement respecting the proposed assignment, subletting, parting with possession or transfer (the "Tenant's Request"). Within twenty (20) business days after the receipt of the Tenant's Request, the Landlord may request information pertaining to the reputation, business experience, financial status and proposed business of the proposed assignee/subtenant/transferee, (the "Landlord's Information"). The Tenant shall provide the Landlord's Information before the Landlord need consider the Tenant's request for an assignment or sublease. The Landlord shall approve or deny the requested assignment, sublease, parting with possession or transfer within twenty (20) business days of receiving the requested Landlord's Information, but if no Landlord's Information is requested, then within thirty
(30) business days after receipt of the Tenant's Request.


Notwithstanding the aforesaid, the Landlord may also terminate this Lease within thirty (30) business days after receipt of the Tenant's Request, by providing the Tenant with a notice of termination (the "Termination Notice"), which Termination Notice will stipulate the termination date of this Lease and which termination date will be the last day of that month immediately following the month in which the Termination Notice was received by the Tenant. Within ten
(10) business days of receipt of the Termination Notice, the Tenant may withdraw its Tenant's Request by written notice (the "Withdrawal Notice") to the Landlord. If the Withdrawal Notice is given as aforesaid, the Termination Notice and the requested assignment or sublease shall be null and void.

10.04             Share Transfer

                  Unless the shares of the Tenant are listed for sale on a recognized stock exchange in Canada (in which case this Section 10.04 does not apply to the Tenant), if after the date of execution of this Lease part of or all the corporate shares or voting rights of shareholders of the Tenant or of an associated, affiliated or parent company of the Tenant, are transferred by sale, assignment, bequest, inheritance, operation of law or other disposition, or issued by subscription or allotment, or cancelled or redeemed, so as to result, in the opinion of the Landlord, in a change in the effective voting or other control of the Tenant by the person or persons holding control on the date of execution of this Lease, or if other steps or actions which result in a change of control, the Tenant will promptly notify the Landlord in writing of the change, which change will be considered to be an assignment of this Lease in respect of which Article X shall apply and whether or not the Tenant does so notify the Landlord, the Landlord may terminate this Lease within thirty (30) business days next following the day on which the Landlord learns of the change unless the Landlord previously had consented to the change. This termination will occur upon the last day of that month following the month during which the Tenant received the Landlord's notice of its termination of the Lease pursuant to this Section 10.04.

                  The Tenant shall, upon request of the Landlord, make available to the Landlord for inspection, copying or both, all books and records of the Tenant which, alone or with other data, show the applicability or inapplicability of this Section 10.04. If any stockholder or shareholder thereof upon the request of the Landlord fails or refuses to furnish to the Landlord any date, which data alone or with other data shows the applicability or, inapplicability of this Section 10.04 then, at the Landlord's option this Lease may be terminated as aforesaid stated in this Section 10.04.

                  Where the Tenant is a partnership, any increase, decrease, substitution of vote transfer amongst the partners which causes a change in the effectively voting control or other control of the Tenant by the partners holding control on the date of execution of this Lease, then the provisions of this Section 10.04 will apply mutatis mutandis.


                          ARTICLE XI DEVELOPMENT TITLE

11.00             Subordination

          (a) This Lease is subject and subordinate to any and all present or future mortgages (including any deed of trust and mortgage securing bonds, all indentures supplemental thereto or any other instrument of financing, refinancing or collateral financing) which may now or hereafter affect the Development and to all renewals, modifications, consolidations, replacements or extensions thereof. Provided the Tenant receives a satisfactory Non-Disturbance Agreement, the Tenant agrees to execute promptly any certificate or instrument in confirmation of such subordination, any estoppel certificate or other document in connection with the Landlord's financing or refinancing as the Landlord may request and will, if requested, attorn to the holder or holders of such mortgages or to the registered owners of the Development upon the terms of this Lease, and the Tenant hereby constitutes the Landlord its agent and attorney for the purpose of executing any such certificate, instrument, estoppel certificate or other instrument and of making application at any time and from time to time register postponements in favour of any such mortgage or other instrument in order to give effect to the foregoing provisions;

          (b) Without limiting the right of the Landlord to assign this Lease, the Landlord shall be entitled to assign this Lease as security for any mortgage(s) upon the Development or any part thereof and the Tenant covenants if requested, to acknowledge in writing any notice of assignment of this Lease by the Landlord;

          (c) If at any time during the Term of the Lease the Tenant is directed to attorn pursuant to the provisions of this Lease and/or the Tenant does not attorn, this Lease shall continue in full force and by fully binding upon the Tenant.

11.01             Tenant Acknowledgments

                  The Tenant agrees that it will at any time upon not less than ten (10) days' prior notice, execute and deliver to the Landlord (and, if required, to any mortgagee of the Landlord), a certificate in writing as to the status at that time of this Lease, including; whether this Lease is unmodified and in full force and effect (or if modified, stating the modification and that the same is in full force and effect as modified), the amount of the Annual Rent then being paid and the dates to which the Rent by installments or otherwise, has been paid, whether or not there is any existing default on the part of the Landlord of which the Tenant has given notice and any other matter pertaining to this Lease to which the Landlord has requested a statement.

11.02             Mechanics' and Other Liens

                  The Tenant covenants not to permit any construction, mechanics' or other liens, mortgagees, or conditional sales contracts to be registered against title to the Leased Premises or to the Development and the Tenant shall promptly pay all its contractors and suppliers and shall do all things necessary to prevent same from being registered on title and that whenever and so often as any lien, mortgage or contract shall be registered on title or claim be filed, the Tenant shall within ten (10) days after the Tenant has notice of the claim, lien, mortgage or contract, procure the discharge thereof by payment or by giving security therefor in such other manner as is or may be required or permitted by law. The Landlord shall have the right, but not the obligation to procure the discharge as aforesaid whereupon all sums paid by the Landlord to procure the discharge, as well as all the Landlord's costs including legal fees on a solicitor and client basis, shall be repaid forthwith upon demand by the Tenant as Additional Rent. Notwithstanding the foregoing, the Tenant may contest the validity of any such lien, provided the Tenant shall first either obtain an order from a Court of competent jurisdiction discharging the lien or encumbrance from the title to the Development by payment into Court, or furnish to the Landlord against all loss or damage which the Landlord might suffer or incur thereby, security satisfactory to the Landlord in format and amount.

11.03             No Registration

                  The Tenant covenants and agrees with the Landlord that it will not register this Lease but may register a caveat disclosing the existence and term of this Lease and renewal option.

                             ARTICLE XII LIABILITIES

12.00             Excuse for Non-Performance by Landlord or Tenant
                  ------------------------------------------------

                  Whenever and to the extent that either the Landlord or the Tenant shall be unable to fulfil, or shall be delayed or restricted in the fulfilment of any obligation of this Lease (other than the Payment of Rent) by reason of;

         (a)      a  strike,   lockout,  war  or  acts  of  military  authority,
                  rebellion or civil commotion, act of God or other reason of a like nature; or

         (b) not being able to obtain the material, goods, equipment, services, utility or labour required to enable it to fulfil such obligation; or

         (c) any statute, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board or any governmental department or officer or other authority or by reason of not being able to obtain any permission or authority required thereby; or

         (d) any other cause beyond its control whether of the foregoing character or not,

and not caused by its default or its act of commission or omission and not avoidable by the exercise of reasonable effort or foresight by it, such party shall, so long as any such impediment exists, be relieved from the fulfilment of such obligation and the other party shall not be entitled to compensation for any damage, inconvenience, nuisance or discomfort thereby occasioned. Subject to the provisions of Section 3 of Schedule "B" attached hereto, notwithstanding the aforesaid provisions of Section 12.00, Section 12.00 shall not cancel, postpone, excuse or delay the due date of the payment of Rent.

12.01             Claims for Compensation

                  Subject to Section 8.06 supra, no claim for compensation shall be made by the Tenant by reason of inconvenience, damage or annoyance arising from the necessity of repairing any portion of the Development howsoever the necessity may arise.

                  The Landlord shall not be liable for the death or injury of, nor for the damage to property of, the Tenant or of others located on the Leased Premises or any other part of Development, nor for the loss of or damage to any property of the Tenant or of others by theft or otherwise from any cause, it being expressly agreed that this Section 12.01 excludes damage, loss or injury resulting from the negligence of the Landlord, its agents, servants or employees. Without limiting the generality of the foregoing, the Landlord shall not be liable for injury or damage to persons or property resulting from fire, explosion, earthquake, flood, falling plaster, steam, gas, electricity, water, rain, or snow or leaks from any part of the Leased Premises or from the pipes appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of any nature. The Landlord shall not be liable for any damage caused by other tenants or persons in the Leased Premises, occupants of adjacent property or of other parts of Development, or the public, or caused by the construction of any private, public or quasi-public work.

                  The Tenant agrees that there is no promise, representation or undertaking by or binding upon the Landlord with respect to alterations, remodelling or the decoration of, or the installation of equipment or fixtures, in the Leased Premises, except those, if any, which are expressly set forth in this Lease, but where there is such an express provision then unless it provides for the completion of the alteration, remodelling or decoration or of the installation after the Tenant's taking of possession hereunder, the taking of possession will constitute conclusive evidence as against the Tenant that the alterations, remodelling or decoration or installation of equipment or fixtures has been satisfactorily completed. The certificate of the Landlord's Architect that the Landlord has fulfilled its obligation in respect of the Leased Premises will bind the parties in any event. All property of the Tenant kept or stored on the Leased Premises or Development will be kept or stored at the risk of the Tenant and the Tenant will hold the Landlord harmless from any claims arising out of damage to the same, including subrogated claims by the Tenant's insurers.

12.02             Theft

                  The Landlord shall not be liable for the theft of any property at any time in the Leased Premises or the Development.

12.03             Premises Not Available

                  Subject to the provisions of Sections 8 of the Offer to Lease, if for any reason beyond the control of the Landlord, the Leased Premises are not available for occupancy by the Tenant on the Term Commencement Date, Rent hereby reserved shall abate until the earlier of; (a) fifteen (15) days after the Landlord shall have delivered to the Tenant written notice that the Leased Premises are vacant, or, (b) the date when the Tenant commences to use any portion of the Leased Premises for business purposes. It is further understood and agreed that the Lease shall otherwise remain in full force and effect and the abatement of Rent hereby specified shall be accepted by the Tenant in full settlement of all claims which the Tenant might otherwise have by reason of the Leased Premises not being available for occupancy on the Term Commencement Date, nor shall any such overholding operate to extend the Term.

12.04             Condemnation and Expropriation

                  If the whole or any part of the Leased Premises shall be taken by federal, provincial, county, city of other authority for public use or under any statute or by right of eminent domain, the Tenant shall not be entitled to any part of any award that may be made for such taking nor to any damages attributable thereto. In the event of a taking which reduces the area of the Leased Premises and renders the remainder of the Leased Premises unusable (in the opinion of the Landlord, acting reasonably) for the Tenant's purpose as outlined in Section 7.00 supra, the Tenant shall have the option to be exercised by notice in writing to the Landlord within thirty (30) days after the taking, to terminate this Lease or accept the smaller premises and the Rent shall be reduced proportionately. In the event of termination, such termination shall not take place until thirty (30) days after receipt of such notice by the Landlord.


                               ARTICLE XIII ACCESS

13.00             Access by Landlord

                  The Landlord shall be permitted at any time to enter or to have its authorized agents, employees or contractors enter the Leased Premises for the purpose of inspection, providing janitor service, conducting an environmental audit, or any testing required to satisfy itself that the Tenant's operation is in compliance with the applicable environmental laws and regulations, conducting maintenance, making repairs, alterations or improvements to the Leased Premises or the Development or to have access to utilities and services. The Tenant shall provide free and unhampered access for the aforesaid purposes and shall not be entitled to compensation for any inconvenience, nuisance or discomfort caused thereby.

13.01             Exhibit Leased Premises

                  The Tenant will permit the Landlord or the agents of the Landlord to exhibit the Leased Premises at all reasonable hours during the last six (6) months of the Term to prospective tenants or to any other person having the written authority from the Landlord or the agents of the Landlord, to view the Leased Premises. The Landlord shall further have the right to enter upon the Leased Premises at all reasonable hours during the Term for the purpose of exhibiting the Development to any prospective purchaser or mortgagee.



                          ARTICLE XIV TENANT'S DEFAULT

14.00             Re-Entry

                  The Landlord shall be entitled to re-enter the Leased Premises on the non-payment of Rent whether or not the Landlord has made a formal demand for the payment thereof, the failure by the Tenant to perform any other term or condition of this Lease required to be performed by the Tenant, or if the Tenant (or its agent) falsifies any report or information required to be furnished to the Landlord pursuant to this Lease.

14.01             Bankruptcy, Etc.

                  If the Term or any of the goods and chattels of the Tenant on the Leased Premises are seized or taken in execution or attachment by a creditor of the Tenant; or in the event that the Tenant or Indemnifier becomes insolvent or bankrupt or makes an assignment for the benefit of creditors or is declared bankrupt, or takes the benefit of any legislation that may be in force for bankrupt or insolvent debtors, or should proceedings be taken by or against the Tenant under any legislation to wind up companies, or in the event of the non-payment of Rent or in the event of the Tenant selling its assets (except as permitted by Section 10.01 supra), then notwithstanding anything herein contained to the contrary, the current month's Rent and Rent for the next ensuing three (3) months shall thereupon become immediately due and payable and the Landlord may, at its option, re-enter and take possession of the Leased Premises as though the Tenant or the servants of the Tenant or any other occupants of the Leased Premises was or were holding over after the expiration of the Term and the Term shall be terminated as of the re-entry.

14.02             Premises Vacated or Improperly Used

                  In the event that the Leased Premises become vacant or are abandoned or are not used for the purpose permitted by Section 7.00 supra, or if the Leased Premises shall be used by any other person or persons other than the Tenant or any person permitted by Article X supra, or if the Tenant has not paid Rent then the installments of Rent accruing during the next ensuing three (3) months shall immediately become due and payable to the Landlord. The Landlord, in addition to any other remedies which it may have, shall have the right to enter the Leased Premises as agent of the Tenant, either by force or otherwise, (without being liable for any prosecution therefor, nor being deemed to have terminated this Lease) to relet the Leased Premises as the agent of the Tenant and to receive Rent therefor which Rent shall be applied first to all the Landlord's costs incurred in this reletting and the balance on account of the Rent. Alternatively the Landlord may at its option, terminate this Lease by re-entry or otherwise and in addition to the obligation to pay Rent accruing due during the next ensuing three (3) months on account of the Landlord's damages, the Tenant shall also be liable to the Landlord for any and all further damages occasioned by reason of such abandonment, vacating or improper use of the Leased Premises. The amount payable by the Tenant to the Landlord pursuant to this
Section 14.02 shall be considered liquidated damages and not as a penalty.

14.03             Distress

                  The Tenant hereby agrees with the Landlord that none of the goods and chattels of the Tenant at any time during the continuance of the Term hereby created on the Leased Premises shall be exempt from levy by distress for Rent in arrears by the Tenant. If any claim is made for such exemption, right, benefit or protection by the Tenant under the said Act, this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the rights of the Landlord; the Tenant waiving, as it hereby does, all and every benefit, right and protection that could or might have accrued to the Tenant under and by virtue of any Sections of the said Act, or any amendments thereto or replacement thereof.

14.04             Rental Arrears

                  In the event Rent is not paid to the Landlord when it is due and payable as stipulated herein, the Landlord in addition to its other remedies hereunder, shall be entitled to collect interest computed on such arrears at the Stipulated Rate of Interest. Notwithstanding the aforesaid a minimum of one (1) month's interest shall be charged on all arrears. Such interest shall be computed from the due date of such Rent up to and including that day immediately preceding the date that the payment is received and this interest shall be considered as Additional Rent.

14.05             Landlord's Right to Perform

                  In addition to all other remedies the Landlord may have by this Lease at law or in equity, if the Tenant defaults in any of its obligations hereunder, the Landlord may at its option perform any such obligation after fifteen (15) days' written notice to the Tenant and in such event the cost of performing the obligation plus an administrative charge of fifteen percent (15%) of this cost, shall be payable by the Tenant to the Landlord as Additional Rent, together with interest at the Stipulated Rate of Interest calculated from the date of the performance of the obligation by the Landlord forthwith upon demand. On Default of this payment, the Landlord shall have the same remedies as on the default of payment of Rent.

14.06             Alternative Remedies

                  The Landlord may from time to time resort to any or all the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease or by statute, at law or in equity and all rights and remedies are intended to be cumulative and not alternative and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord at law or in equity.

14.07             Waiver

                  The waiver by the Landlord of a breach of a term, covenant or condition herein contained will not be deemed to be a waiver of a subsequent breach of the same or another term, covenant or condition herein contained. The subsequent acceptance of Rent by the Landlord will not be deemed to be a waiver of a preceding breach by the Tenant of a term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular Rent accepted, regardless of the Landlord's knowledge of the preceding breach at the time of acceptance of the Rent. No covenant, term or condition of this Lease will be deemed to have been waived by the Landlord unless the waiver is in writing signed by the Landlord.

14.08             Costs

                  In the event the Tenant defaults under any term of this Lease, the Tenant shall reimburse the Landlord forthwith for all legal fees and disbursements on a solicitor and client basis and for all bailiff's fees and disbursements that the Landlord may incur as a result of such default, such fees and disbursements being payable by the Tenant on demand as Additional Rent.


                             ARTICLE XV INDEMNIFIER

15.00             Indemnifier's Covenants

                  In order to induce the Landlord to execute and deliver this Lease and in consideration of the execution and delivery thereof by the Landlord and the sum of two ($2.00) dollars now paid by the Landlord to the Indemnifier (the receipt and sufficiency of which is by the Indemnifier hereby acknowledged) and other good and valuable consideration, the Indemnifier as principal and not a surety hereby covenants with the Landlord that:

          (a) The Tenant shall duly perform and observe each and every term, covenant or condition of this Lease on the part of the Tenant to be performed and observed on the days and at the times and in the manner therein specified and that if for any reason, including the insolvency or bankruptcy of the Tenant and whether or not this Lease has been disaffirmed or disclaimed, the Tenant shall fail to pay the Rent as and when it is due and payable or defaults performance or observance of any other term, covenant or condition which is to be performed or observed by the Tenant, the Indemnifier shall forthwith pay to the Landlord on demand such Rent and all damages that may arise in consequence of the non-observance or non-performance of any of the said terms, covenants, or conditions and the Indemnifier shall at the option of the Landlord, become the tenant of the Landlord upon the same terms and conditions as are contained in this Lease applied mutatis mutandis, without however in any way relieving the Tenant of its obligations under the Lease.

          (b) The Indemnifier is jointly and severely bound with the Tenant for the fulfilment of all obligations of the Tenant under this Lease, including any renewal or extension of this Lease. In the enforcement of its rights hereunder, the Landlord may proceed against the Indemnifier as if the Indemnifier were named a Tenant under this Lease and the Landlord shall not proceed against the Tenant or to proceed against or to exhaust any security held from the Tenant to pursue any other remedy whatsoever which may be available to the Landlord for proceeding against the Indemnifier and the Indemnifier hereby waives any right to require the Landlord to do so. The Landlord has the right to enforce this indemnify regardless of the acceptance of addition security from the Tenant by the Landlord or by release or discharge of the Tenant by the Landlord or by others or by operation of any law.

          (c) No release or discharge of the Tenant in any receivership, bankruptcy, wind-up or other creditor proceeding or any disclaimer of the Lease; no neglect or forbearance of the Landlord in endeavouring to obtain payment of the Rent reserved in the Lease as and when it becomes due; no delay, waiver or failure of the Landlord in taking steps to enforce performance or observance of the terms, covenants, or conditions in this Lease to be performed or observed by the Tenant; no assignment or subletting of this Lease by the Tenant or by any trustee, receiver or liquidator or any consent which the Landlord gives to any such assignment or subletting; no amendment to this Lease; no waiver by the Tenant of any of its rights under this Lease; nor the expiration of the Term; no extension or extensions of time or indulgence or modifications which may be given by the Landlord from time to time to the Tenant with respect to the performance of any of the obligations of the Tenant under this Lease; no repossession of the Leased Premises by the Landlord; and no other act or failure to act of or by the Landlord, shall waive, release, discharge or in any way reduce the obligations of the Indemnifier under its covenants herein contained, the Indemnifier hereby expressly waives all notice of non-payment of Rent and non-performance and non-observance by the Tenant of the terms, covenants and conditions contained in this Lease. The liability of the Indemnifier shall not affected by any repossession of the Leased Premises by the Landlord, providing however that the net payments received by the Landlord after deducting all costs and expenses of repossessing and reletting the Leased Premises shall be credited by the Landlord against the indebtedness of the Indemnifier by the hereunder and the Indemnifier shall pay any balance owing to the Landlord immediately upon demand.

          (d) No action or proceeding brought or instituted under this Section 15 is, and no recovery in pursuance thereof shall be a bar or a defence to any further action or proceeding which may be brought under this Section 15 by reason of any further default by the Tenant or Indemnifier in the performance and observance of the terms, covenants and conditions contained in this Lease.

          (e) If two or more individuals, corporations, partnerships or other business associations (or any combinations of two or more thereof) execute this indemnify as Indemnifier the liability of each such individual, corporation, partnership or other business association hereunder is joint and several. Similarly, if the Indemnifier named in the indemnifier is a partnership for other business associations and the members of personal liability, then the liability of such member is joint and several under this Section 15.

          (f) No modifications of this indemnify shall be effective unless the same is in writing and is executed by all of the Indemnifier, the Tenant and the Landlord.

          (g) All of the terms, covenants and conditions of this Section 15 extend to and are binding upon the Indemnifier, its heirs, executors, administrators, successors and assigns, and shall ensure to the benefit of any may be enforced by the Landlord, its successors and assigns, any mortgagee, trustee under a deed of trust or any other encumbrances of all or any part of the Development. Wherever in this
          Section 15 reference is made to either the Landlord or the Tenant, the reference is deemed also to apply also to the respective heirs, executors, administrators, successors and assigns and permitted assigns of the Landlord and the Tenant.


                         ARTICLE XVI GENERAL PROVISIONS

16.00             Lease Entire Agreement

                  It is hereby understood and agreed by and between the parties hereto that the terms and conditions set forth herein, together with the terms and conditions set forth in the rules and regulations and any exhibits, schedules and/or plans and the Offer to Lease annexed hereto embrace all of the terms and conditions of the Lease and Riders entered into by the Landlord, Indemnifier and Tenant or any other party hereto and supersede and take the place of any and all previous agreements or representations of any kind, written, oral or implied heretofore made by anyone in reference to the Leased Premises or in any way affecting the Development or equipment of which the same forms a part and that the said rules and regulations and any exhibits, schedules and/or plans shall and do form a part of this Lease as fully as if the same were included in the main body hereof, above the execution by the parties hereto. All of the provisions of this Lease shall be construed as covenants and agreements. If any provision of this Lease is illegal or unenforceable it shall be considered separate and severable from the remaining provisions of this Lease, and the remaining provisions shall remain in force and be binding as though the said illegal or unenforceable provisions had never been included.

16.01             Modification to the Agreement

                  No amendment to or waiver of any provision of this Lease or any consent required or permitted hereunder shall be deemed or taken as made or given unless such amendment, waiver or consent is in writing and signed under the corporate seal by an officer of the Landlord. The Landlord's employees, superintendents and agents, unless specifically authorized in a written instrument signed under corporate seal by an officer of the Landlord, are not authorized to amend this Lease, grant any waiver or provide any consent hereunder or make any commitments or enter into any agreements on behalf of the Landlord.

16.02             Laws of Alberta to Govern

                  This Agreement shall be governed in accordance with the laws of the Province of Alberta and the parties hereto submit to such jurisdiction.

16.03             No Partnership

                  Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party, as creating the relationship of principal and agent or of partnership, or of a joint venture agreement between the parties hereto (save and except as provided in Section 14.02 supra), it being understood and agreed that none of the provisions contained herein nor any act of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of a Landlord and Tenant, and Indemnifier(s).

16.04             Notices

                  A notice, demand, request, consent or other instrument required or permitted to be given under this Lease (in this Section 16.04 called "Notice") shall be in writing and shall be given and deemed to have been received as provided in this Section 16.04.

         (a)      to the Landlord as follows:
                  Brookfield Management Services Western Ltd.
                  #200, 10130 - 103 Street
                  Edmonton, Alberta
                  T5J 3N9

         (b)      to the Tenant as follows:

                  To the address of the Leased Premises or to the Tenant's registered office.

         (c)      to the Indemnifier as follows:

                  To the address of the Leased Premises or to the Tenant's registered office.


                  Any Notice must be mailed in Canada or the continental United States of America by prepaid registered post, Electronic Facsimile Transmission or prepaid courier. A Notice shall be deemed to have been received by the party to whom the Notice is addressed on that day which is five (5) business days following the date that the Notice was mailed, provided that at the time of mailing there is not an actual or apprehended interruption in mail service by labour dispute of otherwise. Notwithstanding the aforesaid, in the event of an actual or apprehended interruption in mail service, or at any time if the party giving notice so elects, Notice shall be in writing and delivered to and left at the address for Notice of the party to whom it is to be given during normal business hours on a business day and shall have been deemed to be received on the date of delivery.

                  A party may at any time give Notice to the other party of a change of its address for the purpose of giving Notice and from and after the giving of such Notice, the address therein shall be deemed to be the address of that party.

16.05             Captions

                  The captions in bold face for clauses of this Lease are for convenience only and are not to be considered a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

16.06             Time of the Essence

                  Time shall be of the essence for this Lease and for each and every part hereof.

16.07             Managing Agent

                  The Landlord may perform all or any of its obligations or exercise any of its rights hereunder by or through such managing or other agency or agencies as it may from time to time appoint and the Tenant shall, as from time to time directed by the Landlord pay to any such agent any monies payable hereunder to the Landlord.

16.08             Brokerage

                  As part of the consideration of the granting of this Lease, the Tenant represents and warrants to the Landlord that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease.

16.09             Interpretation, Landlord and Tenant

                  It is hereby agreed that in construing this Lease, the word "Tenant" and the personal pronoun "he" or "his" relating thereto and used therewith shall be read and construed as "Tenant" or "Tenant's" and "his", "her", "it", "its" and "their" respectively as the number and gender of the party or parties referred to in each case require and the number of the verb agreeing therewith shall be considered as agreeing with the said word or pronoun so substituted. It is further provided that the Landlord, its successors and assigns, the Tenant and their respective heirs, executors, administrators permitted successors and permitted assigns shall be respectively bound by and be entitled to the benefit of these presents and of the like manner as if the word "successors and assigns" were inserted next after the words "Landlord" and "Tenant" throughout, unless the context shall require different construction. It is further agreed that where the Tenant is more than one person/entity/corporation, all persons/entities/corporations designated as being part of the Tenant shall be jointly and severally bound by the terms, covenants and agreements contained in the Lease. The term "mortgage" and "mortgagee" when used herein shall also mean respectively "charge" and "chargee".

16.10             Deleted


16.11             Deleted

16.12             Energy Conservation

                  The Tenant covenants with the Landlord to cooperate with the Landlord in conserving energy in the Development including complying at the Tenant's own cost with all reasonable requests and demands of the Landlord made with a view to energy conservation. Any reasonable expenditure made by the Landlord in an effort to promote energy conservation shall be included in Operating Costs in the financial year in which such expenditure was incurred.

16.13             Additional Terms and Conditions

                  The Landlord and Tenant acknowledge and agree that the terms and conditions of this Lease are subject to those additional terms and conditions as outlined in Schedule "B" attached hereto which forms a part of this Lease.


                  IN WITNESS WHEREOF the Parties hereto by their respective signing officers, have executed this Agreement as of 24th day of November, 1997.



                                            715864 ALBERTA LTD.


                                           PER: /s/Mark Schlossberg




                                           SAVILLE SYSTEMS CANADA LTD.


                                           PER: /s/Christopher A. Hanson


                                           PER: /s/Jane Lewchuk


                                           SAVILLE SYSTEMS PLC


                                           PER: /s/Christopher A. Hanson


      SCHEDULE "A" TO THAT CERTAIN OFFICE LEASE MADE AS OF THE 24th DAY OF NOVEMBER, 1997, BETWEEN 715864 ALBERTA LTD. (AS LANDLORD) AND SAVILLE
                         SYSTEMS CANADA LTD. (AS TENANT)

                                  (Floor Plan)

      SCHEDULE "B" TO THAT CERTAIN OFFICE LEASE MADE AS OF THE 24th DAY OF NOVEMBER, 1997, BETWEEN 715864 ALBERTA LTD. (AS LANDLORD) AND SAVILLE
    SYSTEMS CANADA LTD. (AS TENANT) AND SAVILLE SYSTEMS PLC (AS INDEMNIFIER)



1.                RENEWAL OPTION

  Provided the Tenant is not in default under the Lease and it shall have given the Landlord six (6) months written notice of its election to renew the Lease, but no earlier than nine (9) months prior to the expiration of the Term hereof, the Tenant shall have the option to renew the Lease for a further term of five (5) years (the "Renewal Term") upon the same terms and conditions except the Tenant inducements and allowances as outlined herein, the option to renew provision and the minimum rent (the "Renewal Minimum Rent") for the Renewal Term shall be the then fair market rent for the Leased Premises to be negotiated between the Landlord and the Tenant. Provided however, if the Landlord and Tenant cannot agree on the Renewal Minimum Rent by the ninetieth
  (90th) day prior to the expiration of the Term, the Tenant shall have the right to revoke its notice of election to renew the Lease and any right or obligation to renew shall be cancelled. If such revocation right is not exercised, then the Renewal Minimum Rent shall be determined by three (3) accredited real estate brokers (the "Three Experts") at least thirty (30) days prior to the expiration of the Term of the Lease, which experts shall be familiar with rental rates in the area of the Lease Premises. One of the Three Experts shall be appointed by the Landlord (the "Landlord's Expert") and all costs associated with the Landlord's Expert shall be the sole responsibility of the Landlord, and one expert shall be appointed by the Tenant (the "Tenant's Expert") and all costs associated with the Tenant's Expert shall be the sole responsibility of the Tenant. The appointment of the third (3rd) expert (the "Third Expert") shall be agreed upon by the Landlord's Expert and the Tenant's Expert and fifty (50%) percent of costs attributed to the Third Expert shall be borne by the Tenant and the remaining fifty (50%) percent of the costs attributable to the Third Expert shall be borne by the Landlord. Together, the Three Experts, acting reasonably shall make the final determination of the Renewal Minimum Rent and should the Three Experts be unable to agree among themselves on the determination, the opinion of the majority, being two (2) of the Three Experts, shall be final and binding on the Landlord and Tenant. During any arbitration, the Tenant may remain in the Leased Premises on the same terms and conditions as set out in this Lease and the Renewal Minimum Rent shall be the same as the Minimum Rent payable during the last year of the Term until the final determination of the Renewal Minimum Rent for the renewal period has been made.

2.                PARKING

  The Landlord shall make available to the Tenant sixty-one (61) parking stalls located in the underground parking garage of the Development throughout the Term of the Lease. The Landlord further agrees to provide the Tenant with the use of seventeen (17) surface parking stalls at no charge throughout the Term of the Lease and shall allow the Tenant at its own cost to install signage designating specific parking stalls as visitor parking. The Landlord agrees to use its best efforts to secure an additional one hundred and fifty (150) parking stall across from the Development currently known as the Allendale Bingo and the Tenant agrees to pay all costs associated with securing the additional parking stalls inclusive of ongoing rental costs and G.S.T..

3.                FIXTURING

  The Tenant shall be granted unlimited access to the Leased Premises within fifteen (15) days after execution of the Lease for the purpose of preparing the Leased Premises for their intended use. The Landlord shall use every best effort to complete the Landlord's Work prior to the Fixturing Period, but if necessary to complete the Landlord's Work, the Landlord and the Tenant shall coordinate their efforts and have joint access to the Leased Premises for the purpose of completing their respective work. During the Fixturing Period the Tenant shall not be required to pay any Net or Additional Rent.

  In the event that the Tenant's access to the Leased Premises is delayed so that the Fixturing Period is less than ninety (90) days, then all dates contained herein including the Commencement Date and shall be adjusted accordingly with no loss of benefit to the Tenant. All other terms and conditions shall remain as agreed to in the Offer.

4.                PERMITS AND APPROVALS

  It is the Tenant's responsibility to secure all of the necessary building permits and approvals required by the City of Edmonton and any other applicable government authority having jurisdiction, as it applied to occupancy and leasehold improvements. The Tenant shall also be responsible for making application for a certificate of occupancy if required by the City of Edmonton as it applies to its leasehold improvements.


5.                LEASEHOLD IMPROVEMENT ALLOWANCE

  The Landlord agrees to provide, based on professionally prepares plans and specifications approved by the Tenant, an allowance (the "Leasehold Improvement Allowance") for the Leased Premises, the cost of which shall include but not be limited to all design and consultant fees, demolition, heating, ventilation, and air conditioning modification, construction materials and labour, electrical and lighting finishes. The Leasehold Improvement Allowance shall be up to a maximum of fifteen ($15.00) dollars per square foot of Rentable Area of the Leased Premises and shall be paid on the following basis:

  a) Fifty (50%) percent of the net amount of the invoice payable, after deduction of all holdbacks required by the Canadian Lien Act of Alberta ("Act") shall be paid by the Landlord to the Tenant within fifteen (15) days of receipt of the invoice and the certificate of the Tenant's architect that the work subject to the invoice has been completed in accordance with the plans and specifications of the subject work; and

  b) The remaining amounts of the invoices payable including all holdbacks, shall be paid by the Landlord to the Tenant forthwith after the receipt by the Landlord of the certificate of the Tenant's architect that the Leasehold Improvements have been substantially completed in accordance with the plans and specifications and that all periods for the filing of liens under the Act, without any notice of lien of any contractor or subcontractor having been filed.

  The Tenant shall repay the Leasehold Improvement Allowance to the Landlord by amortizing such costs over the Term of the Lease to be paid on the same dates as the payment of Minimum Rent. At fifteen ($15.00) dollars per square foot, the amortized cost of the Leasehold Improvements Allowance payable by the Tenant shall be four dollars and thirty-two ($4.32) cents per square foot per annum. No Landlord mark-up will be charged to the Tenant for services related to Leasehold Improvements. The Tenant acknowledges that this is calculated based on an annual interest rate of nine (9%) percent, or three dollars and seventh-two cents ($3.72) per square foot plus commissions of sixty ($.60) cents per square foot. The Tenant itself shall pay for the costs of any and all costs which exceed fifteen ($15.00) dollars per square foot of the Rentable Area of the Leased Premises (four hundred and twenty-eight thousand seven hundred and forty-five ($428,745.00) dollars). The Landlord shall be entitled to exercise all of its remedies under this Lease applicable to the non-payment of Minimum or Additional Rent in any default in by the Tenant in such payments or for costs exceeding the fifteen ($15.00) dollars per square foot maximum (four hundred and twenty-eight thousand seven hundred and forty-five ($428,745.00) dollars). The cost, for base building modifications as provided for in paragraph 6 below shall not be deducted from the Leasehold Improvement Allowance.

6.                BASE BUILDING MODIFICATION

  Subject to the Landlord's approval which shall not be unreasonably withheld or delayed, the Tenant shall, at its own expense be permitted to effect modifications, upgrades and/or additions to the existing Base Building Systems affecting the Leased Premises according to the Tenant's consulting report as attached hereto being Schedule "C" to the Offer to Lease. Base Building Systems shall include, but be limited to all heating, ventilating and air conditioning systems and equipment, electrical equipment, including lighting, and plumbing, including sprinklers. The Landlord shall not charge any supervision or management fee in connection with such work. The Landlord agrees to provide the Tenant with an allowance up to a maximum of eight ($8.00) dollars per square foot of the Rentable Area of the Leased Premises (two hundred and twenty-eight thousand six hundred and sixty-four ($228,664.00) dollars) for purposes of making such modifications. The Landlord agrees to pay all of the Tenant's invoices up to such maximum within fifteen
  (15) days of receipt.

7.                EARLY OCCUPANCY

  To the extent that the Leasehold Improvements are completed prior to the commencement Date, the Tenant shall be permitted occupancy free of Minimum Rent and Additional Rent until the Commencement Date. Other than the requirement to pay Minimum Rent and Additional Rent, all terms and conditions of this Lease shall be in full force and effect during this period.

8.                RESTORATION

  Notwithstanding any other provision in this Lease, it is agreed that the Tenant shall not be required to restore the Leased Premises to the original condition. Upon expiry of the Lease, the Tenant shall leave the Leased Premises in a vacant, broom-swept condition.

9.                BUILDING ACCESS

  Except in the cases of emergency, the Landlord agrees to provide the Tenant with access to the Development on a twenty-four (24) hour basis, seven (7) days a weeks throughout the main lobby, stairs and entrances as well as parking lots and all elevators. The Landlord agrees that the existing security (card access) or the equivalent will be available to the Tenant throughout the Term of the Lease and there will be no access to the Leased Premises other than through card access.


10.               SIGNAGE

  Provided the Tenant is the original lessee, Saville Systems Canada Ltd., and is itself in possession of and conducting its business from the whole of the Leased Premises, the Tenant shall have the sole right to install a corporate sign (the "Sign") at the Tenant's sole expense, to be located on and affixed to the Development. Details as to location, colour, size, style, wording, character, installation, operation, maintenance and materials (as each relates to the Sign) shall be provided in writing to the Landlord for the Landlord's written approval. The Tenant must receive written approval from Landlord prior to installation of the Sign and the Sign shall be in full compliance with all existing governmental regulations and/or bylaws. The Landlord agrees to remove the existing signage and repair any damages as a result of removal of such signage at its sole cost. The Landlord shall provide the Tenant with identification signs posted on ground floor lobby directory boards and the Development's exterior at Tenant's cost.

11.               LEASE CANCELLATION

  Notwithstanding anything contained in this Lease to the contrary, provided the Tenant is then carrying on business in the Leased Premises, the Tenant shall have the right to terminate this Lease on the fourth (4th) anniversary of the Term Commencement Date of this Lease upon providing not less than six (6) months' prior written notice to the Landlord. During the six (6) months' notice period, the Tenant shall have the right to either occupy the Leased Premises under the Terms of this Lease or vacate the Leased Premises and pay the Landlord a lump sum equal to the Minimum Rent to be paid during such notice period. In addition, in the event that the Tenant exercises the right to terminate its Lease in the manner described above, then the Tenant shall pay to the Landlord a lump sum of one hundred and seventy-five thousand ($175,000.00) dollars on the termination date as a fee for exercising such right.

12.               1997 ADDITIONAL RENTS

  The Landlord agrees that all Additional Rent will not exceed the sum of seven (7.00) dollars per square foot of Rentable Area for 1997.

      SCHEDULE "C" TO THAT CERTAIN OFFICE LEASE MADE AS OF THE 24th DAY OF NOVEMBER, 1997, BETWEEN 715864 ALBERTA LTD. (AS LANDLORD) AND SAVILLE
    SYSTEMS CANADA LTS. (AS TENANT) AND SAVILLE SYSTEMS PLC (AS INDEMNIFIER)





                              RULES AND REGULATIONS

                                 (Section 7.06)


1. The sidewalks, entrances, elevators, stairways and corridors of the Development shall not be obstructed by the Tenant or used by it for any other purpose than for ingress and egress to and from its respective offices, and the Tenant shall not place or allow to be placed in the hallways, corridors or stairways any waste paper, dust, garbage, refuse or anything whatsoever that shall tend to make them appear unclean or untidy.

2. The skylights and windows that reflect or admit light into passageways or into any place in the Development shall not be covered or obstructed by the Tenant, and no awnings, curtains or blinds shall be put up without the prior written consent of the Landlord.

3. The Tenant, its servants, agents, and invitees shall use such water-closets, other water apparatus and washroom facilities in the Development as shall be from time to time designated by the Landlord for use in connection with the Leased Premises. The water-closets, other water apparatus and washroom facilities shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. The cost of repairing any damage resulting from misuse shall be borne by the Tenant. The Tenant shall not let the water run unless in actual use.

4. No safe, heavy merchandise or anything liable to injure or destroy any part of the Development (the "Item") shall be taken into or out of it without the consent of the Landlord, and the Landlord shall in all cases retain the power to prescribe the weight, and indicate the place where said Item is to stand. The cost of repairing any and all damage done to the Development by taking in or putting out an Item or during the time it is in or on the Leased Premises, shall be paid for, on demand, by the Tenant who so causes it, as Additional Rent. No Tenant shall load any floor beyond its reasonable weight-carrying capacity.

5. The Tenant, its agents, servants and invitees shall not make, commit or permit any improper noises in the Development, or interferes in any way with other tenants or those having business with them.

6. Nothing shall be thrown by the Tenant, its servants, agents or invitees, out of the windows or doors or down or into the passage, elevator shafts or skylights of the Development.

7. No birds or animals shall be kept in or about the Leased Premises, nor shall musical instruments be played in the Leased Premises.

8. The Tenant shall not permit the Leased Premises to be used for sleeping apartments or residential purposes, or for the storage of personal effects or for articles other than those required for business purposes.

9. No public or private auction of other similar type of sale of any goods, wares or merchandise shall be conducted in or from the Leased Premises.

10. No telephonic, telegraphic, electronic wire service or other connections or electric wiring shall be made in places other than those designated by the Landlord or without the authority of the Landlord, who will direct the electricians or other workmen as to where and how any wires or equipment are to be introduced and without any such directions, no boring or cutting or otherwise will be permitted.

11. Furniture, fixtures, equipment and construction equipment, materials and supplies shall not be taken into or removed from the Leased Premises except at such times and in such manner as may be previously consented to and approved by the Landlord in writing. No heavy furniture shall be moved over floors of offices, halls, landings or stairs so as to mark same.

12. Nothing shall be placed on the outside of window sills or projections of the Leased Premises, nor shall the Tenant place any air-conditioning unit or any other equipment or projection so that it will project out from the Leased Premises beyond the surface of the main walls of the Development. The Tenant may not install air-conditioning equipment of any kind in any part of the Leased Premises without the prior written consent of the Landlord.

13. All glass and trimmings in, upon or about the doors and windows of the Leased Premises shall be kept whole, and whenever any part thereof shall become broken, the same shall be immediately replaced or repaired under the direction and to the satisfaction of the Landlord and shall be paid for by the Tenant as Additional Rent.

14. No bicycles or other vehicles shall be brought within the Development except as specifically designated by the Landlord.

15. No inflammable oils or other inflammable, dangerous or explosive materials shall be brought into the Development or kept or permitted to be kept in the Leased Premises.

16. Notwithstanding Section 6.01(a) of the Lease, the Tenant shall not use the elevators in the Development for delivery of supplies, freight or merchandise to or from the Leased Premises except during such reasonable intervals and hours as the Landlord may designate and if an elevator operation is provided by the Landlord for such purpose the Tenant will pay, as Additional Rent, a reasonable price for the use of such elevator.

17. No locks shall be placed on any access doors of the Leased Premises without the prior written consent of the Landlord. The Landlord may, at its option require that any or all such locks be a part of the Landlord's master keying system.

18. Notwithstanding Section 6.01(a) of the Lease, the Landlord shall have the right to regulate delivery of food and beverages into the Development and the Leased Premises.

19. The Tenant shall not use nor permit to be used any hand trucks or wagons or other portable machinery for transporting food, merchandise or other goods into the Leased Premises or within the Common Areas of the Development except as may have received the prior written approval of the Landlord.

20. No persons will be allowed into the Development outside Business Hours without an authorized access card to their office premises. The Landlord may institute a photo-identification security system in which case photo identification cards, at the Tenant's expense, may be obtained from the Landlord's security company.

21. The Tenant shall immediately notify the Landlord if any of the Tenant's Access Cards to the Development have been lost or misplaced.

22. Should the Tenant require any lampage which is not standard to the Building, such lampage shall be at the sole expense of the Tenant and the Tenant shall maintain a supply of replacement bulbs as required by the Landlord's personnel.

      SCHEDULE "D" TO THAT CERTAIN OFFICE LEASE MADE AS OF THE 24th DAY OF NOVEMBER, 1997, BETWEEN 715864 ALBERTA LTD. (AS LANDLORD) AND SAVILLE
    SYSTEMS CANADA LTD. (AS TENANT) AND SAVILLE SYSTEMS PLC (AS INDEMNIFIER)




PLAN 3553P
BLOCK FORTY ONE (41)
LOTS ONE (1) TWO(2) AND THREE(3) EXCEPTING THEREOUT: ALL THAT PORTION OF SAID LOT ONE (1) WHICH LIES NORTHEAST OF A LINE JOINING TWO POINTS ON EAST AND NORTH BOUNDARIES OF THE SAID LOT, FOUR AND SIX TENTHS (4.6) METRES RESPECTIVELY DISTANT SOUTHERLY AND WESTERLY FROM THE NORTHEAST CORNER THEREOF EXCEPTING THEREOUT ALL MINES AND MINERALS


AND


PLAN 3553P
BLOCK 41
LOTS 4 AND 5
EXCEPTING THEREOUT ALL MINES AND MINERALS

                SCHEDULE "E" TO THAT CERTAIN OFFICE LEASE MADE AS
                OF THE 24th DAY OF NOVEMBER, 1997, BETWEEN 715864
              ALBERTA LTD. (AS LANDLORD) AND SAVILLE SYSTEMS CANADA
            LTD. (AS TENANT) AND SAVILLE SYSTEMS PLC (AS INDEMNIFIER)



                                 OFFER TO LEASE
                                      (ICI)

TO:  715884 ALBERTA LTD.                                     Lessor (Landlord)

1/WE  SAVILLE SYSTEMS CANADA, LTD.                           Lessee (Tenant)
having inspected the premises or plans, hereby offer to lease through CB Commercial Real Estate Group Canada, Inc. (Broker), the premises known municipally as 5020 104th Street, in the City of Edmonton comprising approximately 28,583 of gross rentable square feet floor more or less for a term of five (5) years from January 1st, 1998 to December 31st, 2002, at a rental of $ See Schedule "A" per annum payable $ See Schedule "A" monthly, in advance, on the first day of each month during the said term.

Cash/Cheque in the amount of $70,087.90 as a deposit, payable to the Listing Broker in trust for the Lessor, is submitted herewith to be held pending completion or other termination of this Agreement, and is to be credited on account of rental payments as they become due.

The lease shall be drawn by the Lessor and executed by the Lessee and the lessor forthwith subject to amendments as negotiated between the Lessor's and the Lessee's Solicitors, both acting reasonably upon the execution of the written Offer to Lease, the Lessor shall supply the Lessee with a Standard Form of Lease for perusal and comments by the Lessee and its solicitors.

The Premises is to be used for general office purposes and/or data centre and all other uses permitted by prevailing municipal by-laws.

IT IS UNDERSTOOD AND AGREED that


SCHEDULES "A", "B" AND "C" ATTACHED HERETO SHALL BE READ WITH AND FORM A PART OF THIS OFFER TO LEASE


It is further understood that all representations by the Lessor or any of his representatives, are set out in this Agreement.

The heirs, executors, administrators, successors and assigns of the undersigned are bound by the terms hereof. This Agreement shall be read with such changes of gender or number as may be required by the context.

DATED AT   Edmonton this 17th day of July 1997

SIGNED, SEALED and DELIVERED IN WITNESS whereof I have hereunto set my hand and seal:
In the presence of                          I have authority to bind the Company
                                            SAVILLE SYSTEMS CANADA, LTD.

                                            /s/ Jane Lewchuk           97-07-19


I hereby accept the above Offer and agree with the named Broker to pay in consideration of procuring this Offer a commission of as per exclusive listing agreement.

Any deposit in respect of any agreement shall first be applied to reduce the commission payable. Should such amounts paid to you from the deposit or by my/our solicitor not be sufficient, I shall be liable to pay you, on demand, any deficiency in commission and taxes owing on such commission. All amounts set out as commission are to be paid plus applicable federal goods and services tax (G.S.T.) on such commission.

DATED AT ______________ this _______day of _____________19________

SIGNED, SEALED and DELIVERED IN WITNESS whereof I have hereunto set my hand and seal:
In the presence of                          I have authority to bind the Company
                                            715864 ALBERTA LTD.


                                  SCHEDULE "A"

To be read with and form a part of this Offer to Lease between:

715864 ALBERTA LTD. (LESSOR) AND
SAVILLE SYSTEMS CANADA, LTD. (LESSEE)


1.        LEASE

         The Lease shall be drawn on the Lessor's standard form but will be otherwise subject to the terms herein. The Lease may not conflict with any of the provisions of the Offer but may deal in greater detail with the matters dealt with herein as well as other matters normally dealt with in commercial office leases and subject to such amendments as may be reasonably requested by the Lessee and the Lessor in consultation with their solicitors. The Lease shall be executed by both parties within fifteen (15) business days of acceptance of the Offer and prior to commencement of any Lessee work.

2.        NET RENT

         The Lessee shall pay to the Lessor the following net rent in equal monthly installments in advance on the first day of each calendar month at the rate of:

         January 1, 1998 - December 31, 1998 $2.43 per square foot per annum January 1, 1999 - December 31, 1999 $2.93 per square foot per annum January 1, 2000 - December 31, 2000 $3.43 per square foot per annum January 1, 2001 - December 31, 2001 $3.93 per square foot per annum January 1, 2002 - December 31, 2002 $4.43 per square foot per annum

3.        ADDITIONAL RENT

         In addition to the above net rent a proportionate share of costs applicable to the leased premises all as more particularly outlined in the Lease, including realty taxes, operating expenses and electrical power, applicable to the Leased Premises, will be paid by the Lessee in equal monthly installments as additional rent, and shall be subject to escalation from time to time throughout the term of the Lease. The Lessor agrees that all additional rents will not exceed Seven Dollars ($7.00) per rentable square foot for 1997.

4.        PREMISES

         Approximately 28,583 square feet of gross rentable area in the building ("Initial Premises") subject to actual measurement in accordance with the B.O.M.A. standard method of measuring floor area in office buildings.

5.        AUDIT OF ADDITIONAL RENT

         The Lessor shall provide annually to the Lessee, an unaudited statement of Additional Rent within one hundred and eight (180) days of year end. Said statement shall be completed by a certified accountant or other independent qualified financial person. The Lessee or the Lessor as the case may be, has the right to remedy any differences between said statement and the additional rent paid by the Lessee to the Lessor in the previous year of the Lease term.

6.        CONDITION OF PREMISES

         The Lessee accepts the Premises in "as is" condition. The Lessee shall be responsible, at its own expense, for any modifications or renovations within the Premises, subject to Paragraph #12/29 of this Offer.

7.        FIXTURING PERIOD

         The Lessee shall be granted unlimited access to the Premises within fifteen (15) days after execution of the Lease for the purpose of preparing the Premises for their intended use. The Lessor shall use every best effort to complete the Lessor's Work prior to the Fixturing Period, but if necessary to complete the Lessor's Work, the Lessor and the Lessee shall coordinate their efforts and have joint access to the Premises for the Purpose of completing their respective work. During the Fixturing Period the Lessee shall not be required to pay any Net or Additional Rent.

8.        OCCUPANCY - DELAY

         In the event that the Lessee's access to the Premises is delayed so that the Fixturing Period is less than 90 days, then all dates contained herein including the Commencement Date and shall be adjusted accordingly with no loss of benefit to the Lessee. All other terms and conditions shall remain as agreed to in this Offer.

9.        LESSEE'S WORK

         The Lessee shall be permitted to construct Leasehold Improvements in the premises (the Lessee's Work), at its sole expense save and except the Lessor's Leasehold Improvements allowances and in a good and workmanlike manner, in accordance with a space plan to be finalized by the Lessee, subject to the Lessor's prior approval of all plans, which approval shall not be unreasonably withheld or delayed. The Lessee shall be permitted to select its own contractors, consultants, trades, mechanical and electrical contractors, etc. The Lessee shall coordinate the construction of the Leasehold Improvements and will not be required to pay any supervision or management fees to the Lessor.

10.       WORKING DRAWINGS

         The Lessee shall submit to the Lessor for approval which approval shall not be unreasonably withheld, working drawings of the proposed Lessee's improvements to the Leased Premises, which drawings must be approved by the Lessor prior to the commencement of any such work, and provided further that such work shall be done by qualified and licensed contractors or sub-contractors. The Lessee shall improve the Leased Premises to a standard in keeping with the appearance and character of a first class office building.

11.       PERMITS AND APPROVALS

         It is the Lessee's responsibility to secure all the necessary building permits and approvals required by the City of Edmonton and any other applicable governmental authority having jurisdiction, as it applies to occupancy and leasehold improvements. The Lessee shall also be responsible for making application for a certificate of occupancy if required by the City of Edmonton, as it applies to its leasehold improvements.

12.       LEASEHOLD IMPROVEMENT ALLOWANCE

         The Lessor agrees to provide, based on professionally prepared plans and specifications approved by the Lessee, a Leasehold Improvement Allowance for the Leased Premises, the costs of which shall include but not be limited to all design and consultant fees, demolition, heating, ventilation and air conditioning modifications, construction material and labour, electrical and lighting and finishes.

         The Lessor shall pay for the cost of the Leasehold Improvement Allowance up to a maximum of Fifteen Dollars ($15.00) per square foot of Rentable Area leased. The Lessee shall repay the total cost of the Leasehold Improvement Allowance to the Lessor by amortizing such costs over the Term of the lease to be paid on the same dates as the payment of Basic Rent. The amortized cost of Leasehold Improvements payable by the Lessee shall be Four Dollars and Thirty-Two Cents ($4.32) per square foot per annum. No Lessor markup will be charged to the Lessee for services related to Leasehold Improvements. The Lessee shall pay for the cost of any and all costs which exceed Fifteen Dollars ($15.00) per square foot of the Rentable Area leased. The Lessor shall be entitled to exercise all of its remedies in this Lease applicable to the non-payment of Basic Rent in respect of any default in the payment of any payments of such costs for Leasehold Improvements and for such costs exceeding Fifteen Dollars ($15.00) per square foot. At the termination of the Lease, the Lessee shall not be required to restore the Leased Premises to the original base building standard or to the condition existing prior to the commencement of the Lease.

         The cost, for the base building modifications including, without limitation, the demolition of the existing improvements, Clause #29 of this Offer to Lease, shall not be deducted form the Leasehold Improvement Allowance.

13.       EARLY OCCUPANCY

         To the extent that the Leasehold Improvements are completed prior to the Commencement Date, the Lessee shall be permitted occupancy on a Gross Rent free basis until the Commencement Date. During this gross rent free period all terms and conditions of the Lease shall be in full force and effect.

14.       RESTORATION

         It is understood and agreed that the Lessee shall not be required to restore the Premises to their original condition. Upon expiry of the Lease, the Lessee shall leave the Premises in vacant, broom-swept condition.

15.       OPTION TO RENEW

         The Lessee, if not then in default under the Lease, either in payment of rent or observance of the covenants therein, shall have the Option to renew the Lease for a further term of five (5) years upon giving the Lessor at least six (6) months' notice of the exercise of such right subject to substantially the same provisions as are contained in the Lease except that there shall be no further right of renewal, the rent for the extended term the New Annual Basic Rent shall be the then fair market rent for the Premises with allowance for improvement allowance, turnkey package and/or cash inducements given by Lessor's to achieve such rent which rent shall be negotiated between the Lessor and the Lessee at that time.

         In the event that the parties cannot arrive at a mutually agreed upon New Annual Basic Rent for the Premises within three (3) months prior to the expiration of the term, the Lessee shall have the right to revoke its notice of intent to renew within five (5) days from such date (in which case the notice shall be deemed to never have been sent) failing which the matter shall be determined by three (3) accredited real estate brokers (the "Three Experts") at least thirty (30) days prior to the expiration of the Lease Term, which experts shall be familiar rental rates in the area of the Premises, one of whom shall be appointed by the Lessor (the "Lessor's Expert) and all costs associated with the Lessor's Expert shall be the sole responsibility of the Lessor, and one expert shall be appointed by the Less (the Lessee's Expert) and all costs associated with the Lessee's Expert shall be the sole responsibility of the Lessee. The appointment of the third expert (the "Third Expert") shall be agreed upon by the Lessor's Expert and the Lessee's Expert and fifty percent (50%) of costs attributable to the Third Expert shall be borne by the Lessee and the remaining fifty percent (50%) of costs attributable to the Third Expert shall be borne by the Lessor. Together the Three Experts, acting reasonably, shall make the final determination of New Annual Basic Rent and should the Three Experts be unable to agree among themselves on the determination, the opinion of the majority, being two(2) of the Three Experts, shall be final and binding on the Lessor and the Lessee. During any arbitration, the Lessee may remain in the Premises on the same terms and conditions as are set out in this Offer to Lease and in the lease and the annual net rent shall at the same rate as the annual net rent payable during the last year of the first renewal period until the final determination of New annual Basic Rent has been made.

16.       BUILDING ACCESS

         Except in cases of emergency, the Lessor agrees to provide the Lessee with access to the building on a twenty-four (24) hour basis, seven (7) days a week through the main lobbies, stairs and entrances as well as parking lots and all elevators. The Lessor agrees that the existing security (card access) or the equivalent will be available to the Lessee throughout the term of the Lease, and that there will be no access to the Premises other than through card access.

17.       DEPOSIT

         Upon execution of this Lease and waiver of all conditions by both parties, the Lessee shall deliver to the Selling Broker a deposit equal to Two (2) month gross rent. The Selling Broker shall hold these funds in an interest bearing account, with interest accruing to the Lessee's account, bearing interest at the then current rates offered by the Selling Broker's Canadian Chartered Bank. The full amount of the
         Deposit together with all accrued interest shall be applied to the first rents owing as at the Commencement Date.

18.       ASSIGNMENT AND SUBLETTING

         The Leases  shall have the right to sublet the  Premises at any time or
         times  with  the  Lessor's   consent,   which   consent  shall  not  be
         unreasonably withheld.

19.       USE OF PREMISES

         The Lessee shall not cause, suffer or permit the Premises to be used for any purpose other than general office space and/or data centre or any other permitted use under the municipal by-laws.

20.       IDENTIFICATION

         The Lessor shall provide the Lessee with identification signs posted on ground floor lobby directory boards and the building exterior at Lessee's cost.

21.       SIGNAGE

         Provided that lessee is the original Lessee, Saville Systems Canada, Ltd. and is itself in possession of and conducting its business from the whole of the Premises Lessee shall have the sole right to install a corporate sign ("Sign") at Lessee's sole expense, to be located on and affixed to the Building. Details as to location, colour, size style, wording, character, installation, operation, maintenance, and materials (as each relates to the Sign) shall be provided in writing to Lessor for Lessor's written approval. Lessee must receive written approval from Lessor prior to installation of the sign and the sign shall in all ways be in full compliance with all existing governmental regulations and/or by-laws. The Lessor further agrees to remove the existing signage and repair any damages as a result of the removal of such signage at its sole cost. All agreements relating to building signage shall be completed at the time of the execution of the Lease.

22.       LEASE CANCELLATION

         Initial Premises

         Notwithstanding anything contained in the Lease to the contrary, and provided Saville Systems Canada, Ltd. are carrying on business in the Premises, the Lessee shall have the right to terminate the Lease on the fourth anniversary of the Term of the Lease upon not less than six (6) months prior written notice to the Lessor. During the six (6) months notice period, the Lessee shall have the right to occupy the Premises under the terms of its Lease, or the Lessee may vacate the premises and pay the Lessor a lump sum equal to the gross rent remaining during said notice period.

         In the event the Lessee exercises the right to terminate its Lease as of the fourth (4th) anniversary in the manner described above, then the Lessor shall be entitled to receive from the Lessee a lump sum of One Hundred and Seventy-Five Thousand Dollars ($175,000.00). Payment shall occur on the date of termination.

23.       PARKING

         The Lessor shall make available to the Lessee, Sixty-Two (62) parking spaces located in the underground parking garage of the Building throughout the Term of the Lease at no charge. The Lessor further agrees to provide the Lessee with the use of Eighteen (18) surface parking space at no charge throughout the term of the lease and shall allow the Lessee at their own cost to install signage designating specific parking stalls as visitor parking. The Lessor further agrees to use its best efforts to secure an additional 150 parking stalls across from the Premises currently known as the Allendale Bingo and the Lessee agrees to pay all costs associated with securing the additional parking stalls.

24.       FINANCIAL STANDING

         Saville Systems PLC agrees to guarantee the Lease throughout the term on behalf of Saville Systems Canada, Ltd.

25.       LEGAL ADVICE

         The Parties to this Agreement acknowledge that CB Commercial Real Estate Group Canada, Inc. has recommended that they obtain advice from their Legal Counsel prior to signing this document. The Parties further acknowledge that no information provided by CB Commercial Real Estate Group Canada, Inc. is to be construed as legal or tax advice.

26.       FAX TRANSMISSION

         Acceptance of this Offer may be communicated by facsimile transmission of an accepted Offer or by delivery of such facsimile without limiting other methods of communicating acceptance available to the parties.

27.       NO REPRESENTATION

         It is agreed and understood that there are no covenants, representations, agreements, warranties or conditions in any way relating to this Offer whether express or implied, collateral or otherwise, except those set forth in this Offer.

28.       TIME OF THE ESSENCE

         Time is of the essence of this agreement and each part of it.

29.       BASE BUILDING MODIFICATION

         Subject to the Lessor's reasonable approval which shall not be withheld or delayed, the Lessee shall at its own expense be permitted to effect modifications, upgrades and/or additions to the existing base building systems, affecting the Lessee's Premises according to the Lessee's Consulting Report attached hereto as Schedule "C". Base Building Systems shall include but not be limited to all heating, ventilating and air conditioning systems and equipment, electrical equipment, including lighting, and plumbing, including sprinklers. The Lessee shall be permitted to use its own forces to complete the work. The Lessor shall not charge any supervision or management fee in connection with the work.

         The Lessor agrees to provide the Lessee with an allowance up to a maximum of Eight Dollars ($8.00) per square foot for the purposes of making modifications to the Base Building. The Lessor agrees to pay all Lessee invoices to a maximum of Eight Dollars ($8.00) per square foot relating to Base Building Work within fifteen (15) days of receipt.

30.       LESSEE'S CONDITIONS

         This Offer shall be conditional for ten (10) business days following acceptance by both parties pending approval of the Lessee's Board of Directors. In the event that this condition is not waived, this Offer shall be considered null and void with all deposit monies to be returned to the Lessee without interest or deduction.

31.       GOODS AND SERVICES TAX (G.S.T.)

         The Lessee covenants with the Lessor to pay, to the person or authority to whom they are payable, on or before the due date thereof, any and all sales or services taxes on the Lessee's premises, however designated which are levied, imposed or assessed by lawful authority in this Lease, and whether they are levied, imposed or assessed against the Lessor or the Lessee. The Lessee further covenants to indemnify and serve the Lessor harmless from any and all liability, costs, expenses or penalties incurred by the Lessor as a result of such sales or services taxes. The Lessee's obligation to observe or perform this covenant shall survive the expiration or other termination of its Lease Agreement.

         The Lessor will comply with all provisions of the goods and services tax.

                                  SCHEDULE "C"

                           KRAWFORD CONSTRUCTION INC.

                     Cost Estimates for Cooperators Building

                                  July 16, 1997


                                             Cost per    Square
                                          Square Foot   Footage         Total

1.  Floor Preparation                           $0.40   x27,000    $10,800.00
2.  Demolition                                   2.15   x27,000     58,050.00
3.  New T-bar grid and Ceiling Tile              1.40   x27,000     37,800.00
     a)  Remove and reinstall existing lighting  0.65   x27,000     17,550.00
     b)  Clean existing light fixtures           0.20   x27,000      5,400.00
     c)  Relamp existing light fixtures          0.24   x27,000      6,480.00
4.  Life Safety Upgrading                           ?       n/a      5,000.00
5.  Re-ballast Existing Light Fixtures              ?       n/a      5,000.00
6.  Exterior Re-caulking of Building                ?       n/a     10,000.00
7.  Mechanical HVAC Upgrading                    4.23   x27,000    114,210.00
8.  Repair Existing Mechanical                      ?       n/a      5,000.00
9.  Clean Air Systems                               ?       n/a      6,000.00
10. Service Existing Hot Water Heater Pump          ?       n/a      1,500.00
11. New Washroom Fixtures (6)                    0.30   x27,000      8,100.00

BUDGET TOTAL (G.S.T. EXTRA)                     10.77             $290,890.00

         To Convert existing drive through area into leasable floor space:

                  a)   Exterior Windows
                  b)   Exterior Masonry
                  c)   Demolition
                  d)   Floor Preparation    +/- 40,000.00 - 50,000.00/total
                  e)   T-bar
                  f)   Electrical
                  g)   Mechanical